-----------------------------

                          AGREEMENT AND PLAN OF MERGER

                           DATED AS OF JANUARY 9, 1998

                                      AMONG

                        INTEGRATED HEALTH SERVICES, INC.,

                           IHS ACQUISITION XXXIV, INC.

                                       AND

                      PARAGON REHABILITATIVE SERVICES, INC.

                                       AND

                                  PHILLIP SLIVE

                          -----------------------------

                                TABLE OF CONTENTS
                                -----------------

                                                                            PAGE
                                                                            ----

ARTICLE I: MERGER..............................................................1
         1.1      Merger.......................................................1
         1.2      Taking of Necessary Action...................................1

ARTICLE II: MERGER CONSIDERATION...............................................2
         2.1      Conversion of Stock; Form of Payment.........................2
         2.2      Adjustments to the Merger Consideration......................2
         2.3      Escrow.......................................................4
         2.4      No Fractional Shares.........................................5
         2.5      Assets.......................................................5
         2.6      Liabilities..................................................5
         2.7      Designated Contracts.........................................6
         2.8      Tax Considerations...........................................6

ARTICLE III:  IHS STOCK........................................................6
         3.1      IHS Stock....................................................6

ARTICLE IV:  THE CLOSING......................................................10
         4.1      Time and Place of Closing...................................10
         4.2      Filings at Closing..........................................10
         4.3      Effective Time..............................................11

ARTICLE V:  REPRESENTATIONS AND WARRANTIES OF THE SELLER AND
         COMPANY..............................................................11
         5.1      Organization and Standing of the Company....................11
         5.2      Absence of Conflicting Agreements...........................11
         5.3      Consents....................................................11
         5.4      Company Stock...............................................11
         5.5      Assets......................................................12
         5.6      Trademarks..................................................12
         5.7      Contracts...................................................12
         5.8      Financial Statements........................................14
         5.9      Material Changes............................................14
         5.10     Licenses; Permits; Certificates of Need.....................14
         5.11     Title, Condition of Personal Property.......................15
         5.12     Legal Proceedings...........................................16
         5.13     Employees...................................................16
         5.14     Collective Bargaining,  Labor Contracts,  Employment
                  Practices, Etc..............................................16
         5.15     ERISA.......................................................17
         5.16     Insurance and Surety Agreements.............................18


                                       (i)

         5.17     Relationships...............................................18
         5.18     Absence of Certain Events...................................18
         5.19     Compliance with Laws........................................20
         5.20     Finders.....................................................20
         5.21     Taxes.......................................................21
         5.22     Encumbrances Created by this Agreement......................21
         5.23     Subsidiaries and Joint Ventures.............................21
         5.24     No Untrue Statement.........................................21
         5.25     Medicare and Medicaid.......................................21
         5.26     Leasehold Interests.........................................22
         5.27     Power and Authority.........................................22
         5.28     Binding Effect..............................................22
         5.29     Questionnaires..............................................22
         5.30     Questionable Payments.......................................22

ARTICLE VI:  REPRESENTATIONS AND WARRANTIES OF SELLER ........................23
         6.1      Authority...................................................23
         6.2      Binding Effect..............................................23
         6.3      Absence of Conflicting Agreements...........................23
         6.4      Consents....................................................23
         6.5      Ownership of Company Stock..................................23

ARTICLE VII:  REPRESENTATIONS AND WARRANTIES OF BUYER.........................23
         7.1      Organization and Standing...................................23
         7.2      Power and Authority.........................................24
         7.3      Binding Agreement...........................................24
         7.4      Absence of Conflicting Agreements...........................24
         7.5      Consents....................................................24
         7.6      Securities and Exchange Commission Filings..................24
         7.7      Duly Authorized Shares......................................25

ARTICLE VIII: INFORMATION AND RECORDS CONCERNING THE COMPANY AND
         ITS SUBSIDIARIES.....................................................25
         8.1      Access to Information and Records before Closing............25
         8.2      Confidentiality.............................................25

ARTICLE IX: OBLIGATIONS OF THE PARTIES UNTIL CLOSING..........................26
         9.1      Conduct of Business Pending Closing.........................26
         9.2      Negative Covenants of the Company...........................26
         9.3      Affirmative Covenants.......................................26
         9.4      Pursuit of Consents and Approvals...........................27
         9.5      Supplementary Financial Information.........................28
         9.6      Exclusivity.................................................28


                                      (ii)

         9.7      Purchase of Receivables.....................................28
         9.8      Collection of  Receivables..................................29

ARTICLE X:  CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS.......................30
         10.1     Representations and Warranties..............................30
         10.2     Performance of Covenants....................................30
         10.3     Delivery of Closing Certificate.............................30
         10.4     Opinion of Counsel..........................................30
         10.5     Legal Matters...............................................30
         10.6     Authorization Documents.....................................31
         10.7     Material Change.............................................31
         10.8     Approvals...................................................31
         10.9     Employment Agreement........................................31
         10.10    Consents....................................................31
         10.11    Estimated Closing Date Balance Sheet........................31
         10.12    Real Property Consents......................................32
         10.13    Cost and Expenses...........................................32
         10.14    Stock Certificates..........................................32
         10.15    Other Documents.............................................32

ARTICLE XI:  CONDITIONS PRECEDENT TO SELLER'S OBLIGATIONS.....................32
         11.1     Representations and Warranties..............................32
         11.2     Performance of Covenants....................................32
         11.3     Delivery of Closing Certificate.............................32
         11.4     Opinion of Counsel..........................................33
         11.5     Legal Matters...............................................33
         11.6     Authorization Documents.....................................33
         11.7     Employment Agreement........................................33
         11.8     Other Documents.............................................33

ARTICLE XII: OBLIGATIONS OF THE PARTIES AFTER CLOSING.........................33
         12.1     Survival of Representations and Warranties..................33
         12.2     Indemnification by Seller and Company.......................33
         12.3     Indemnification by Buyer....................................34
         12.4     Assertion of Claims.........................................34
         12.5     Indemnity Basket and Cap....................................35
         12.6     Control of Defense of Indemnifiable Claims..................35
         12.7     Restrictions................................................36
         12.8     Records.....................................................37
         12.9     Stub-Period Tax Return......................................37

ARTICLE XIII:  TERMINATION....................................................37
         13.1     Termination.................................................37


                                      (iii)

         13.2     Effect of Termination.......................................37

ARTICLE XIV: CASUALTY, RISK OF LOSS...........................................37
         14.1     Casualty, Risk of Loss......................................37

ARTICLE XV:  MISCELLANEOUS....................................................38
         15.1     Costs and Expenses..........................................38
         15.2     Performance.................................................38
         15.3     Benefit and Assignment......................................38
         15.4     Effect and Construction of this Agreement...................38
         15.5     Cooperation - Further Assistance............................38
         15.6     Notices.....................................................39
         15.7     Waiver, Discharge, Etc......................................39
         15.8     Rights of Persons Not Parties...............................39
         15.9     Governing Law...............................................40
         15.10    Amendments, Supplements, Etc................................40
         15.11    Severability................................................40
         15.12    Counterparts................................................40
         15.13    Public Announcements........................................40
         15.14    Arbitration.................................................40
         15.15    No Contribution or Indemnity................................41


                                      (iv)

                              SCHEDULES & EXHIBITS

Schedule 2.7           -     Designated Contracts
Schedule 5.3           -     Consent List of Seller
Schedule 5.4           -     Company Stock
Schedule 5.6           -     Trademarks
Schedule 5.7           -     Contracts
Schedule 5.8(a)        -     Unaudited Financial Statements
Schedule 5.8(b)        -     Unaudited Interim Financial Statements
Schedule 5.8(c)        -     Material Liabilities
Schedule 5.9           -     Material Changes
Schedule 5.10          -     Licenses and Permits
Schedule 5.11(a)       -     Liens on Personal Property
Schedule 5.11(b)       -     Leases of Personal Property
Schedule 5.12          -     Legal Proceedings
Schedule 5.13          -     Employees
Schedule 5.15(b)       -     Employee Benefit Plans
Schedule 5.15(c)       -     Employees on Leave of Absence
Schedule 5.16          -     Insurance and Surety Agreements
Schedule 5.17          -     Relationships
Schedule 5.18          -     Absence of Certain Events
Schedule 5.21          -     Tax Returns
Schedule 5.25          -     Medicare and Medicaid Programs
Schedule 5.26          -     Leasehold Interests

Exhibit 2.3            -     Escrow Agreement
Exhibit 5.29           -     Questionnaire
Exhibit 9.7            -     Bill of Sale and Assignment for Accounts Receivable
Exhibit 10.4           -     Opinion of Counsel to Seller and Company
Exhibit 10.9           -     Employment Agreement
Exhibit 11.4           -     Opinion of Buyer's Counsel




                                       (v)

                            ------------------------

                          AGREEMENT AND PLAN OF MERGER

                           --------------------------


     This Agreement and Plan of Merger (the "AGREEMENT") is made as of the 9th day of January, 1998, among INTEGRATED HEALTH SERVICES, INC., a Delaware corporation ("BUYER"), IHS ACQUISITION XXXIV, INC., a Delaware corporation ("Newco"), PHILIP SLIVE (the "SELLER") and PARAGON REHABILITATIVE SERVICES, INC., an Ohio corporation (the "Company").

     WHEREAS,   the   Company  is  in  the   business  of   providing   contract
rehabilitation services to nursing homes, long-term care facilities and other health care facilities (the "Services"); and

     WHEREAS, all of the issued and outstanding shares of the capital stock of the Company (the "Company Stock") is owned and held of record by the Seller; and

     WHEREAS, Newco is a wholly-owned subsidiary of Buyer; and

     WHEREAS, the Seller and the Boards of Directors of Buyer, Newco, and the Company deem it advisable to merge the Company with and into Newco pursuant to this Agreement (the "Merger"); and

     WHEREAS, the parties intend and contemplate that the merger shall constitute a forward triangular merger qualifying as a Type A reorganization with the meaning of Section 368(a)(1)(A) and 368(a)(2)(D) of the Internal Revenue Code of 1986, as amended; and

     WHEREAS, pursuant to the Merger, all shares of the Company Stock will be converted into the right to receive the Merger Consideration (as defined in Section 2.1 of this Agreement).

     NOW, THEREFORE, Company, Seller, Buyer and Newco, intending to be legally bound, agree as follows:

                                ARTICLE I: MERGER

     1.1 MERGER. Subject to the terms and conditions of this Agreement, at the Effective Time of Merger (as defined in Article IV, below), the Company shall be merged with and into Newco and the separate existence of the Company shall cease.

     1.2 TAKING OF NECESSARY ACTION. Prior to and after the Effective Time of Merger, subject to the provisions of this Agreement, each of the Seller, Buyer, Newco, and the Company shall take all such action as may be necessary or appropriate in order to effect the Merger as contemplated hereunder. In case at any time after the Effective Time of Merger any further action is necessary or desirable to carry out the purposes of this Agreement, the parties shall take all such necessary action.


                        ARTICLE II: MERGER CONSIDERATION

     2.1 CONVERSION OF STOCK; FORM OF PAYMENT.

          (A) At the Effective Time of Merger, the shares of Company Stock which are issued and outstanding immediately prior to the Effective Time of Merger shall, without any action by the holder thereof, be converted into the right to receive that number of shares of the common stock of Buyer, par value $.001 per share ("IHS Stock") determined as of the Closing Date in accordance with Section 3.1(a) hereof, as shall have an aggregate value, subject to adjustment pursuant to Section 2.3 below, of ELEVEN MILLION TWO HUNDRED THOUSAND AND 00/100 ($11,200,000) DOLLARS (the "Merger Consideration").

          (B) At the Effective Time of Merger, the Seller, as the sole holder of the certificate or certificates evidencing all of the outstanding shares of Company Stock, upon surrender of such certificate or certificates, shall be entitled to receive, and shall receive, in exchange therefor the Merger Consideration represented by the certificate or certificates so surrendered. Until so surrendered, each such outstanding certificate which, prior to the Effective Time of the Merger, represented shares of Company Stock shall evidence the right to receive the Merger Consideration represented by such certificate or certificates. Upon surrender of such certificates, they shall be duly cancelled.

     2.2 ADJUSTMENTS TO THE MERGER CONSIDERATION.

               (A) At the Closing, the Company shall deliver a certificate signed by its President certifying the amount of the Company's aggregate working capital (as defined herein) as of the Closing Date on a consolidated basis (the "ESTIMATED CLOSING DATE WORKING CAPITAL"). If the Estimated Closing Date Working Capital is less than $2,500,000 (the "Minimum Working CAPITAL"), the Merger Consideration will be reduced on a dollar-for-dollar basis by an amount equal to the amount of such deficiency. Additionally, at the Closing, the Company shall deliver to Buyer the balance sheet of the Company on a consolidated basis dated as of the Closing Date, certified by the Company's President to be his best good faith estimate thereof (the "Estimated Closing Date BALANCE SHEET"). In the event that the Estimated Closing Date Balance Sheet discloses that the aggregate amount of the Company's long-term liabilities as determined in accordance with GAAP exceeds $5,000, the Merger Consideration will be reduced by an amount equal to the amount of such excess. For the purposes hereof, "working capital" means the excess of current assets over current liabilities, as determined in accordance with generally accepted accounting principals, consistently applied ("GAAP"), and "long term liability" means any liability that would be set forth as a long-term liability on a balance sheet in accordance with GAAP; provided, that for purposes hereof "working capital" shall include, without limitation and whether or not required by GAAP, all current liabilities for Taxes (defined in Section 5.21), and "long term liability" shall include, without limitation and whether or not required by GAAP, all long term liabilities for Taxes, in either case which Taxes are or would be attributable to the Company as of the Closing Date giving effect to the transactions contemplated hereby, including any such Taxes based on the change in status of the Company from an S corporation to a C corporation or based on the change in status of the Company from a cash basis taxpayer to an accrual basis taxpayer.



               (B) As soon as is reasonably practicable, but in any event within one hundred twenty (120) days following the Closing Date, Buyer shall complete a review of the Company's Estimated Closing Date Balance Sheet and the following shall occur:

          (1) If such review reveals that the Company's working capital as of the Closing Date was less than the lesser of (i) the Minimum Working Capital, and (ii) the Estimated Closing Date Working Capital, the Merger Consideration shall be deemed to have been reduced by the amount of such deficiency, and not later than fifteen (15) business days after written notice thereof is delivered by Buyer to Escrowee (as defined below) and to Seller (which notice shall include a calculation of the amount of the working capital deficiency), the Escrowee shall, subject to objection raised pursuant to subparagraph (c) below, deliver over to Buyer shares of IHS Stock having a value, determined in accordance with Section 2.3(a)(v) below, equal to the amount of such deficiency. In the event the deficiency exceeds the Escrow Deposit (as defined below) held by the Escrowee, the Seller shall refund to Buyer the amount of such deficiency in IHS Stock, valued in accordance with Section 2.3(a)(v) below.

          (2) If such review reveals the aggregate amount of the Company's long-term liabilities as of the Closing Date exceeded the greater of (i) $5,000, or (ii) the amount of the Company's long-term liabilities as indicated on the Estimated Closing Date Balance Sheet, the Merger Consideration shall be deemed to have been reduced by the amount of such excess, and not later than fifteen (15) business days after written notice thereof is delivered by Buyer to Escrowee and to Seller (which notice shall include a calculation of the excess long-term liabilities), the Escrowee shall, subject to objection raised pursuant to subparagraph (c) below, deliver over to Buyer shares of IHS Stock having a value, determined in accordance with Section 2.3(a)(v) below, equal to the amount of such excess. In the event the amount of such excess is greater than the Escrow Deposit held by the Escrowee, the Seller shall refund to Buyer the amount of such deficiency in IHS Stock, valued in accordance with Section 2.3(a)(v) below.

               (C) If Seller shall in good faith dispute the amount of working capital or long-term liabilities of the Company as set forth in any notice delivered by Buyer pursuant to Section 2.2(b) above (an "Adjustment Notice"), he shall, within fifteen (15) business days after delivery to him of an Adjustment Notice, give notice to Buyer and to Escrowee (a "Delay Payment Notice") that all or any portion of the payment specified should not be made and setting forth in reasonable detail his objections and basis therefor, in which case the disputed portion of any payment otherwise required to be made pursuant to Section 2.2(b) above shall be delayed, the undisputed portion of any payment required to be made pursuant to Section 2.2(b) above shall be made in accordance with said subsection, and Buyer and Seller shall meet and in good faith attempt to resolve any disagreements within thirty (30) days after delivery to Buyer of the Delay Payment Notice. Except to the extent expressly set forth in a Delay Payment Notice, the working capital and long-term liabilities set forth in the Adjustment Notice(s) shall be deemed accepted by the Seller and shall be conclusive and binding on all parties hereto. If a Delay Payment Notice is timely delivered and the parties are unable to resolve such disagreements within such time period, the disagreements referred to in the Delay Payment Notice shall be referred to KPMG Peat Marwick LLP ("Arbitrating Accountants"), and the determination of the Arbitrating Accountants shall be final and binding on the parties hereto. The costs and expenses of the services of the Arbitrating Accountants shall be borne by the party against whom the Arbitrating Accountants shall rule; provided that if the Arbitrating Accountants shall not clearly rule against any party, then such costs and expenses shall be borne equally by Seller, on the one hand, and Buyer, on the other hand. On the business day following the final resolution of any matter covered by a Delay Payment Notice, Escrowee or Seller shall, as applicable, pay to Buyer any delayed payment to the extent determined to be due to Buyer in accordance with such resolution.

     2.3 ESCROW.

          (A) At the Closing, pursuant to an Escrow Agreement to be entered into by the parties substantially in the form of Exhibit 2.3, a portion of the Merger Consideration as shall be equal to FIVE HUNDRED THOUSAND ($500,000) DOLLARS (the "Escrow Deposit"), based upon the valuation described in Section 3.1(a) below, shall be delivered by Buyer, on behalf of the Seller, to CoreStates Bank, N.A., as escrow agent (the "Escrowee"). The Escrow Deposit shall be held to pay post-Closing adjustments and to indemnify against any claim which may be asserted, pursuant to Sections 12.2 and 12.4 hereof. The Escrow Deposit shall be held and disbursed by the Escrowee in accordance with the following:

               (I) In the event that the Seller becomes obligated to remit IHS Stock back to Buyer pursuant to the post-Closing adjustments set forth in
Section 2.2(b), the Escrowee shall release to Buyer that portion of the Escrow Deposit as shall have a value equal to the amount by which the Merger Consideration is so reduced.

               (II) In the event that the Buyer becomes entitled to indemnification pursuant to Section 12.2, the Escrowee shall release to Buyer that portion of the Escrow Deposit as shall be equal in value to such indemnification.

               (III) If no claim for indemnification on the part of Buyer is outstanding upon the expiration of one (1) year following the Closing Date, any remaining Escrow Deposit (less any amounts offset for claims pursuant to Section 2.3(a)(i) and (ii)) shall be released to the Seller.

               (IV) If any claim(s) for  indemnification on the part of Buyer is
(are) outstanding upon the expiration of one (1) year following the Closing Date, then any Escrow Deposit (less any amounts offset for claims pursuant to Section 2.3(a)(i) and (ii)) (including all accrued interest thereon) remaining (after resolution of the outstanding claim(s) and payment in respect thereof, if any is owing, shall be made), shall be released to the Seller promptly after resolution of such claim(s).

               (V) The value of any IHS Stock to be delivered to Buyer from the Escrow Deposit shall be calculated based upon the average closing NYSE price of such stock for the thirty (30) business day period immediately preceding the date which is two (2) days before the date of such delivery.


          (B) The costs, fees and expenses of the Escrowee shall be borne equally by Buyer, on the one hand, and the Seller, on the other hand.

     2.4 NO FRACTIONAL SHARES. No certificates or scrip representing fractional shares of IHS Stock shall be issued upon the surrender or exchange of certificates representing shares of Company Stock. Notwithstanding any other provision of this Agreement, if the Seller would otherwise have been entitled to receive a fraction of a share of IHS Stock for the shares of Company Stock exchanged pursuant to the Merger, Seller shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of IHS Stock multiplied by the value of such share determined in accordance with
Section 3.1(a) below.

     2.5 ASSETS. As of the Closing Date, the consolidated assets of the Company (the "ASSETS") will include all of the tangible and intangible assets of the Company as presently constituted, including, without limitation, all contract rights and claims, leasehold interests, fixed and moveable equipment, vehicles, furnishings, tangible personal property, inventory and supplies (other than inventory, and supplies disposed of in the ordinary course of business, consistent with past practice), goodwill, trade names, trademarks, all patient records, books and files, Medicare and Medicaid provider agreements and numbers, provider agreements with third party payors, telephone numbers, and to the extent permitted by law, all permits, licenses and other governmental approvals. The Assets of the Company as of the Closing Date shall also include cash, bank accounts, accounts receivable, deposits, tax refunds, and prepaid expenses.

     2.6 LIABILITIES. As of the Closing, there will not be outstanding against the Company any claim, lawsuit, liability, obligation or debt of any kind or nature whatsoever (regardless of whether the same would constitute a liability to be set forth on a balance sheet in accordance with GAAP), whether absolute, accrued, due, direct or indirect, contingent or liquidated, matured or unmatured, joint or several, whether or not for a sum certain, whether for the payment of money or for the performance or observance of any obligation or condition ("PROHIBITED LIABILITIES"), other than such liabilities as are taken into account in the determination of the Estimated Closing Date Working Capital, and obligations arising out of services or products or other benefits to be provided by the Company after Closing under Designated Contracts (as defined in Section 2.7 below) ("PERMITTED LIABILITIES"). It is expressly agreed that Seller shall be responsible for all Prohibited Liabilities of the Company, including, without limitation, (i) liabilities of the Company arising out of participation in the Medicare or Medicaid programs, or arrangements with any other third party payor, or arrangements with any person or entity that participates in the

Medicare or Medicaid programs or any other third party payor program, including without limitation, with respect to any excess reimbursement, recapture, adjustment or overpayment whatsoever, in each case, attributable to any period on or prior to the Closing Date ("Reimbursement Liabilities"), (ii) malpractice claims asserted by patients or any other tort claims asserted, claims for breach of contract, or any claims of any kind asserted by patients, former patients, employees or any other party that are based on acts or omissions occurring on or before the Closing Date, (iii) any accounts payable or employment or other taxes which have accrued prior to the Closing Date (except to the extent of the amount thereof, if any, included in the calculation of the Estimated Closing Date Working Capital), and (iv) accrued but unpaid compensation or other benefits to any of the employees, agents, consultants or advisers of the Company, which have accrued prior to the Closing Date, including accrued vacation (except to the extent of the amount thereof, if any, included in the calculation of the Estimated Closing Date Working Capital). At Closing, Sellers shall assume and undertake in a writing satisfactory to Buyer to pay or perform all Prohibited Liabilities when and as the same become due in accordance with their terms. The Company and Buyer will not assume any liabilities of Seller or provide any guaranty therefor or obtain any release of any of the same.

     2.7 DESIGNATED CONTRACTS. Buyer has set forth on Schedule 2.7 each of the Contracts identified on Schedule 5.7 that Newco shall retain as of the Closing (the "Designated CONTRACTS"). Prior to the Closing, each Contract not set forth on Schedule 2.7 shall be terminated (or the Company and its successors shall be released from all liability with respect thereto) at the sole cost and expense of the Seller.

     2.8 TAX CONSIDERATIONS. The parties contemplate that the merger shall constitute and be treated as a forward triangular merger qualifying as a Type A Reorganization pursuant to Section 368(a)(1)(A) and 368(a)(2)(D) of the Code. Each party shall report the transaction contemplated hereunder as it applies to such party on its appropriate tax return consistent with such treatment. Each party agrees and covenants that it will conduct its affairs both before, during and after the Closing and the Merger in a manner that complies with the requirements for the aforesaid triangular merger to be treated as a "reorganization" for purposes of Section 368 of the Code, pursuant to the Code, applicable Treasury Regulation, Rulings and Procedures.

                             ARTICLE III: IHS STOCK

     3.1 IHS STOCK. The entire Merger Consideration shall be payable by means of the delivery of IHS Stock in accordance with the following:

          (A) SHARE VALUE. The number of shares of IHS Stock issuable at Closing shall be calculated based upon a price per share of such stock equal to the average closing NYSE price of such stock for the thirty (30) trading day period immediately preceding the date which is two (2) trading days before the Closing Date.

          (B) REGISTRATION RIGHTS. Buyer will use its best efforts to cause to be prepared, filed and declared effective by the Securities and Exchange Commission (the

"Commission") within sixty (60) days following the Closing Date, a registration statement for the registration under the Securities Act of 1933, as amended (the "Securities Act") of the IHS Stock issued to Seller pursuant to this Agreement, and Buyer shall maintain the effectiveness of such registration statement for a period of one (1) year following the date on which such registration statement becomes effective, or until the Seller shall not own any of the IHS Stock issued pursuant to this Agreement, whichever shall occur first, in each case except to the extent that an exemption from registration may be available.

          (C) REGISTRATION EXPENSES. Seller shall not be responsible for, and Buyer shall bear, all of the reasonable expenses of Buyer related to such registration including, without limitation, the fees and expenses of its counsel and accountants, all of its other costs, fees and expenses incident to the preparation, printing, registration and filing under the Securities Act of the registration statement and all amendments and supplements thereto, the cost of furnishing copies of each preliminary prospectus, each final prospectus and each amendment or supplement thereto to underwriters, dealers and other purchasers of IHS Stock and the costs and expenses (including fees and disbursements of its counsel) incurred in connection with the qualification of IHS Stock under the Blue Sky laws of various jurisdictions. Buyer, however, shall not be required to pay underwriter's or brokerage discounts, commissions or expenses, or to pay any costs and expenses in excess in the aggregate of $20,000 for Blue Sky qualifications of Seller's (and any transferee's) IHS Stock, or to pay any costs or expenses arising out of Seller's or any transferee's failure to comply with its obligations under this Article III.

          (D) RESALE LIMITATIONS. All resales of IHS Stock issued pursuant to this Agreement shall be effected solely through Smith Barney Inc., as broker, and resales by Seller shall not at any time, in the aggregate, exceed Seventy-Five Thousand (75,000) shares during any thirty (30) day period.

          (E) REGISTRATION PROCEDURES, ETC. In connection with the registration rights granted to the Seller with respect to the IHS Stock as provided in this
Section 3.1, Buyer covenants and agrees as follows:

               (I) At Buyer's expense, Buyer will keep the registration and qualification under this Section 3.1 effective (and in compliance with the Securities Act) by such action as may be necessary or appropriate or for a period of one (1) year following the date on which the registration becomes effective, or until the Seller shall not own any of the IHS Stock issued pursuant to this Agreement, whichever shall occur first, in each case, except to the extent that an exemption from registration may be available. Buyer will promptly notify the Seller, at any time when a prospectus relating to a registration statement under this Section 3.1 is required to be delivered under the Securities Act, of the happening of any event known to Buyer as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

               (II)  Buyer  shall   furnish  the  Seller  with  such  number  of
prospectuses as shall reasonably be requested.

               (III) Buyer shall take all necessary action which may be required in qualifying or registering IHS Stock included in a registration statement for offering and sale under the securities or Blue Sky laws of such states as reasonably are requested by the Seller, provided that Buyer shall not be obligated to qualify as a foreign corporation or dealer to do business under the laws of any such jurisdiction.

               (IV) The information included or incorporated by reference in the registration statement filed pursuant to this Section 3.1 will not, at the time any such registration statement becomes effective, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein as necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or necessary to correct any statement in any earlier filing of such registration statement or any amendments thereto. The registration statement will comply in all material respects with the provisions of the Securities Act and the rules and regulations thereunder. Buyer shall indemnify the holders of IHS Stock to be sold pursuant to the registration statement, their successors and assigns, and each person, if any, who controls such holders within the meaning of ss.15 of the Securities Act or ss.20(a) of the Securities Exchange Act of 1934 ("EXCHANGE ACT"), against all loss, claim, damage expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Securities Act, the Exchange Act or any other statute, common law or otherwise, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in such registration statement executed by Buyer or based upon written information furnished by Buyer filed in any jurisdiction in order to qualify IHS Stock under the securities laws thereof or filed with the Commission, any state securities commission or agency, NYSE or any securities exchange; or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements contained therein not misleading, unless such statement or omission was made in reliance upon and in conformity with written information furnished to Buyer by the Seller for use in such registration statement (it being understood that Buyer may rely on the representations and warranties of Seller made pursuant to this Agreement in preparing such Registration Statement), any amendment or supplement thereto or any application, as the case may be. If any action is brought against the Seller or any controlling person of the Seller in respect of which indemnity may be sought against Buyer pursuant to this subsection 3.1(e)(iv), the Seller or such controlling person shall within thirty (30) days after the receipt thereby of a summons or complaint, notify Buyer in writing of the institution of such action and Buyer shall assume the defense of such actions, including the employment and payment of reasonable fees and expenses of counsel (reasonably satisfactory to the Seller or such controlling person). The Seller or such controlling person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Seller or such controlling person unless (A) the employment of such counsel shall have been authorized in writing by Buyer in connection with the defense of such action, or (B) Buyer shall not have employed counsel to have charge of the defense of such action, or (C) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to Buyer (in which case, Buyer shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events the fees and expenses of not more than one additional firm of attorneys for the Seller and/or such controlling person shall be borne by Buyer. Except as expressly provided in the previous sentence, in the event that Buyer shall not previously have assumed the defenses of any such action or claim, Buyer shall not thereafter be liable to the Seller or such controlling person in investigating, preparing or defending any such action or claim.

               (V) The holders of IHS Stock to be sold pursuant to a registration statement, and their successors and assigns, shall severally, and not jointly, indemnify Buyer, its officers and directors and each person, if any, who controls Buyer within the meaning of ss.15 of the Securities Act or ss.20(a) of the Exchange Act against all loss, claim, damage, or expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which they may become subject under the Securities Act, the Exchange Act or any other statute, common law or otherwise, arising from information furnished in writing by or on behalf of such holders, or their successors or assigns, for specific inclusion in such registration statement.


          (F) NOTICE OF SALE. If the Seller desires to transfer all or any portion of IHS Stock, the Seller will deliver written notice to Buyer describing in reasonable detail his intention to effect the transfer and the manner of the proposed transfer. If the transfer is to be pursuant to an effective registration statement as provided herein, the Seller will sell the IHS Stock in compliance with the disclosure therein and discontinue any offers and sales thereunder upon notice from Buyer that the registration statement relating to the IHS Stock being transferred is not "current" until Buyer gives further notice that offers and sales may be recommenced. In the event of any such notice from Buyer, Buyer agrees to file expeditiously such amendments to the registration statement as may be necessary to bring it current during the period specified in Section 3.1(b) and to give prompt notice to the Seller when the registration statement has again become current. If the Seller desires to transfer any IHS Stock without use of the registration statement, he shall deliver to Buyer an opinion of counsel reasonably acceptable to Buyer and its counsel to the effect that the proposed transfer of IHS Stock may be made without registration under the Securities Act, and, in such event, the Seller will be entitled to transfer IHS Stock in accordance with the terms of the notice and opinion of his counsel.

          (G) FURNISH INFORMATION. It shall be a condition precedent to the obligations of the Buyer to take any action pursuant to this Article III that the Seller shall furnish to the Buyer in writing such information regarding himself, the IHS Stock held by him, and the intended method of disposition of such securities as shall be required to effect the registration of the IHS Stock. In that connection, the Seller shall be required to represent to the Buyer that all such information which is given is both complete and accurate in all material respects. The Seller shall deliver to the Buyer a statement in writing from the beneficial owner of such securities that they bona fide intend to sell, transfer or otherwise dispose of such securities. The Seller will promptly notify IHS at any time when a prospectus relating to a registration statement covering the Seller's shares under this Section 3.1 is required to be delivered under the Securities Act, or the happening of any event known to the Seller as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the statements as then existing.

          (H) INVESTMENT REPRESENTATIONS. All shares of IHS Stock to be issued hereunder will be newly issued shares of Buyer. The Seller represents and warrants to Buyer that the IHS Stock being issued hereunder is being acquired, and will be acquired, by the Seller for investment for his own account and not with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act or the applicable state securities law; the Seller acknowledges that the IHS Stock constitutes restricted securities under Rule 144 promulgated by the Commission pursuant to the Securities Act, and may have to be held indefinitely, and the Seller agrees that no shares of IHS Stock may be sold, transferred, assigned, pledged or otherwise disposed of except pursuant to an effective registration statement or an exemption from registration under the Securities Act, the rules and regulations thereunder, and under all applicable state securities laws. The Seller represents and warrants that he has the knowledge and experience in financial and business matters, is capable of evaluating the merits and risks of the investment, and is able to bear the economic risk of such investment. The Seller has had the opportunity to make inquiries of and obtain from representatives and employees of Buyer such other information about Buyer as he deems necessary in connection with such investment.

          (I) LEGEND. It is understood that, prior to sale of any shares of IHS Stock pursuant to an effective registration pursuant to subsection (b) above, the certificates evidencing such shares of IHS Stock shall bear the following (or a similar) legend (in addition to any legends which may be required in the opinion of IHS's counsel by the applicable securities laws of any state), and upon sale of such shares pursuant to such an effective registration, new certificates shall be issued for the shares sold without such legends except as otherwise required by law:

          THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THESE SHARES UNDER THE SECURITIES ACT OF 1933 OR AN OPINION OF THE COMPANY'S COUNSEL THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT.

          (J) CERTAIN TRANSFEREES. Prior to the effective date of registration of the IHS Stock, the Seller shall not transfer any shares of IHS Stock to any person or entity unless such transferee shall have agreed in writing to be bound by the provisions applicable to the Seller under this Article III.

                             ARTICLE IV: THE CLOSING

     4.1 TIME AND PLACE OF CLOSING. The closing (the "CLOSING") of the transactions contemplated by this Agreement shall be held as promptly as practicable, but not more than seven (7) business days following the satisfaction of all conditions precedent specified in this Agreement, including receipt of all necessary regulatory approvals, unless duly waived by the party entitled to satisfaction thereof. In no event shall the Closing take place later than January 31, 1998; provided, however, that if Buyer shall not have obtained all necessary regulatory approvals by such date, then Buyer may extend the Closing for a period sufficient to obtain any of such approvals, but in no event more than thirty
(30) days from such date. The date on which the Closing is held is hereinafter called the "CLOSING DATE." Subject to the conditions set forth herein, at the Closing (a) the Seller shall deliver for cancellation all of the stock certificates representing shares of Company Stock, duly endorsed, or accompanied by one or more stock powers duly endorsed, and (b) Buyer shall deliver (i) to the Seller and to the Escrowee (to the extent of the Escrow Deposit) stock certificates representing that number of shares of IHS Stock into which the shares of Company Stock so delivered are to be converted as of the Effective Time of Merger.

     4.2 FILINGS AT CLOSING. On the Closing Date, Buyer shall file a Certificate of Merger or such other certificates, instruments and documents as shall be required in order to effect the Merger in accordance with the Delaware General Corporation Law, and the Company shall file a Certificate of Merger or such other certificates, instruments and documents as shall be required in order to effect the Merger in accordance with the Ohio General Corporation law. Each of Buyer, the Company, Newco and Seller shall take all lawful actions and use their respective best efforts to cause the Merger to become effective as of the Closing Date (or as promptly thereafter as possible).

     4.3 EFFECTIVE TIME. The Merger shall become effective at the time the Certificate of Merger or such other instrument as the Delaware Secretary of State shall require is made effective under the laws of the State of Delaware (the "EFFECTIVE TIME OF MERGER").

           ARTICLE V: REPRESENTATIONS AND WARRANTIES OF THE SELLER AND
                                     COMPANY

     The Company and the Seller hereby jointly and severally represent and warrant to Buyer as follows (it being understood that "to the knowledge of the Company" shall be deemed to refer collectively to the Seller and to all officers and all managers of the Company):

     5.1 ORGANIZATION AND STANDING OF THE COMPANY. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio. Copies of the Company's Articles of Incorporation and Code of Regulations, and all amendments thereof to date, have been delivered to Buyer and are complete and correct. The Company has the power and authority to own the property and assets now owned by it and to conduct the business presently being conducted by it. The Company is not required to qualify to do business as a foreign corporation in any other state.

     5.2 ABSENCE OF CONFLICTING AGREEMENTS. Neither the execution or delivery of this Agreement including all Schedules and Exhibits hereto, or any of the other instruments and documents required or contemplated hereby and thereby ("TRANSACTION DOCUMENTS") by the Seller and the Company, nor the performance by the Seller and the Company of the transactions contemplated hereby and thereby, conflicts with, or constitutes a breach of or a default under (i) the Articles of Incorporation or Code of Regulations of the Company; or (ii) any applicable law, rule, judgment, order, writ, injunction, or decree of any court, currently in effect, provided that the consents set forth in Schedule 5.3 are obtained prior to the Closing; or (iii) any applicable rule or regulation of any administrative agency or other governmental authority currently in effect; or (iv) any agreement, indenture, contract or instrument to which the Company is now a party or by which any of the assets of the Company is bound.

     5.3 CONSENTS. Except as set forth in Schedule 5.3, no authorization, consent, approval, license, exemption by, filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary in connection with the execution, delivery and performance of this Agreement or any of the Transaction Documents by the Seller or the Company.

     5.4 COMPANY STOCK. Schedule 5.4 sets forth a complete list and description of the authorized capital stock of the Company and the number of shares issued and outstanding of each class or series of such capital stock. Schedule 5.4 also sets forth all outstanding warrants, options, or other rights to subscribe for or purchase from the Company any shares of capital stock of the Company, and all outstanding securities convertible or exchangeable for such shares of capital stock of the Company. No shares of capital stock of the Company are held in the treasury of the Company. The Seller is the record owner of all of the issued and outstanding shares of capital stock of the Company and all of such stock is duly authorized, validly issued, and fully paid and non-assessable. The Seller has good and marketable title to such shares of Company Stock, free and clear of all Liens (defined in Section 5.11(a)). On the Closing Date, there will be no preemptive or first refusal rights to purchase or otherwise acquire shares of capital stock of the Company pursuant to any provision of law or the Articles of Incorporation or By-Laws of the Company or by agreement or otherwise. On the Closing Date there shall not be outstanding any warrants, options, or other rights to subscribe for or purchase from the Company any shares of capital stock of the Company, nor shall there be outstanding any securities convertible into or exchangeable for such shares.

     5.5 ASSETS. Except as expressly set forth at Section 9.7 hereof, as of the Closing, the consolidated Assets of the Company will include all of the tangible and intangible assets of the Company as presently constituted, including, without limitation, cash, bank accounts, and accounts receivable; provided, however, that Assets shall not include inventory, supplies and other assets disposed of in the ordinary course of business, consistent with the prior practice of the Company's business. The Assets as of the Closing will constitute all of the assets necessary or material for the operation of the business of the Company as presently conducted. The accounts receivable of Company are reflected properly on its books and records in accordance with GAAP, and have been billed or invoiced in the ordinary course of business consistent with past practice. The Assets are not subject to any Liens, except for Permitted Liens, if any (as defined in Section 5.11(c)).

     5.6 TRADEMARKS. Schedule 5.6 sets forth a complete and accurate list of all trademarks, service marks, or applications for any of the same, copyrights, and other items of intellectual property that are owned, possessed or used by the Company. There are no claims or proceedings pending or, to the knowledge of the Company, overtly threatened against the Company asserting that the use of any of the aforementioned properties or rights infringes the rights of any other person, and, to the knowledge of the Company, the Company is not infringing on the intellectual property rights of any other person.

     5.7 CONTRACTS. Schedule 5.7 sets forth a complete and correct list of all agreements, contracts and commitments of the following type to which the Company is a party or by which the Company or any of the Company's assets is bound or as to which the Company has any outstanding material obligations as of the date hereof (the "CONTRACTS"):

          (A) each contract or agreement for the employment or retention of, or collective bargaining, severance or termination agreement with, any director, officer, employee, consultant, agent or group of employees of the Company;

          (B)  each  profit  sharing,   thrift,   bonus,   incentive,   deferred
compensation, stock option, stock purchase, severance pay, pension, retirement, hospitalization, insurance or other similar plan, agreement or arrangement;

          (C) each agreement or arrangement for the purchase or sale of any assets, properties or rights outside the ordinary course of business (by purchase or sale of assets, purchase or sale of stock, merger or otherwise) which is currently in effect;

          (D) each contract currently in effect which contains any provisions requiring the Company to indemnify or act for, or guarantee the obligation of, any other person or entity;

          (E) each agreement restricting the Company from conducting business anywhere in the world;

          (F) each partnership or joint venture contract or similar arrangement or agreement which is likely to involve a sharing of profits or future payments with respect to the Company's business or any portion thereof;

          (G)  each  licensing,   distributor,   dealer,  franchise,   sales  or
manufacturer's representative, agency, purchasing, supply and rebate or other similar contract, arrangement or commitment;

          (H) each contract with respect to the provision of Services;

          (I) each contract with any insurance company, health maintenance organization, preferred provider organization or other managed care organization or health care payor;

          (J) each lease of real property;

          (K) each agreement, consent order, settlement or similar arrangement with any party, including any governmental Authority (as defined in Section 5.21); or

          (L) any other agreement not made in the ordinary and normal course of business which involves consideration of more than $15,000.

     Except as indicated on Schedule 5.7, each of the Contracts was entered into and requires performance in the ordinary course of business and is in full force and effect. The Company is not in material default under any Contract and there has not been asserted, either by or against the Company under any Contract, any written notice of default, set-off or claim of default. To the knowledge of the Company, the parties to the Contracts other than the Company are not in material default of any of their respective obligations under the Contracts, and there has not occurred any event which with the passage of time or the giving of notice (or both) would constitute a material default or material breach under any Contract. All amounts payable or receivable under the Contracts are, or will at the Closing Date, be on a current basis or properly reflected on the Estimated Closing Date Balance Sheet in accordance with GAAP. Each Contract with respect to which consent is required by reason of the transactions contemplated by this Agreement is identified on Schedule 5.7. Each Contract that is terminable without cause upon notice of less than 91 days or that will lapse less than 91 days after the Closing is so identified on Schedule 5.7. Neither the Company nor the Seller has received written or oral notice or has reason to believe that any of the Contracts will be terminated by any party thereto after the date hereof.


     5.8 FINANCIAL STATEMENTS.

          (A) The unaudited balance sheets of the Company as of December 31, 1995 and December 31, 1996, and the related statements of operations and cash flows for the years then ended, annexed hereto as Schedule 5.8(a) (the "UNAUDITED FINANCIAL STATEMENTS"), present fairly in all material respects the financial condition and results of operations and cash flows of the Company at and for the periods therein specified and were prepared in accordance with GAAP, except that the Unaudited Financial Statements dated December 31, 1995 are prepared on a cash, rather than accrual, basis.

          (B) The unaudited monthly balance sheets of the Company for each month since January 1, 1997, and the related statements of operations and cash flows for the periods then ended, annexed hereto as Schedule 5.8(b) (the "Unaudited Interim Financial Statements"), present fairly in all material respects the financial condition and results of operations and cash flows of the Company at and for the periods then ended specified. The Unaudited Interim Financial Statements for the eleven-month period ended November 30, 1997 (annexed hereto as part of Schedule 5.8 (b)) were prepared in accordance with GAAP.

          (C) Except as set forth on Schedule 5.8(c) or as expressly set forth on the Unaudited Interim Financial Statements, the Company has no material non-recurring or extraordinary income or expense reduction not identified therein or material liabilities or obligations (whether absolute, accrued, contingent or otherwise and whether due or to become due, including, without limitation, any guarantees of any obligations of any other person or entity) of any kind or nature whether or not required by GAAP to be reflected on a balance sheet and/or the notes thereto.

     5.9 MATERIAL CHANGES. Except as noted on Schedule 5.9, between the date of the Unaudited Financial Statements and the date of this Agreement, there has not been any material adverse change in the condition (financial or otherwise) of the assets, properties or operations of the Company or any damage or destruction of any of the Company's Assets or its place of business by fire or other casualty, whether or not covered by insurance, and during such period of time the Company has conducted its business only in the ordinary and normal course. The Company and the Seller have not received any notice or other communication
regarding  the  intended  departure  of  any  of  the  Company's   customers  or
therapists.

     5.10 LICENSES; PERMITS; CERTIFICATES OF NEED. Schedule 5.10 sets forth a description of (a) all licenses and other governmental or other regulatory permits, authorizations or approvals required for the operation of the Company's business that are now in effect, including all certificates of occupancy issued with respect to the Company's business; and (b) each other license, permit, accreditation or other authorization that is necessary for the operation of the Company's business (a "License" and collectively, the "Licenses"). The Licenses constitute all of the governmental, quasi-governmental and regulatory licenses, permits, accreditations and authorizations necessary to the operation of the businesses of the Company and its subsidiaries as they are operated on the date hereof. The Company has delivered to Buyer copies of all of the Licenses. The Company and its subsidiaries own, possess or otherwise have the exclusive legal right to use the Licenses, free and clear of all Liens. The Company is not in material default under any such License, and the Company and its subsidiaries have not received any notice of any material default or any other material claim or proceeding relating to any such License. Each License is in full force and effect, and neither the Company nor any of its subsidiaries has received written notice of any proceeding to terminate or suspend any License or of any condition or event which, if uncured, would result in the termination or suspension of any License. None of the Licenses are: (a) provisional, probationary, or restricted in any way except to the extent qualified by any outstanding deficiencies or citations, particulars of which have been set forth on Schedule 5.10; or (b) subject to any investigation, cancellation, impairment, limitation, order, complaint, proceeding, or suspension nor is such threatened or pending. Neither the Seller, nor any director or officer, employee or former employee of the Company, nor any person, firm or corporation other than the Company owns or has any proprietary, financial or other interest, direct or indirect, in whole or in part in any of the Licenses.

     5.11 TITLE, CONDITION OF PERSONAL PROPERTY.

          (A) Except for the security interests listed and described on Schedule 5.11(a), the Company has good and marketable title to, or valid and subsisting leasehold interests in, all of the personal property located at their places of business or used in connection with the operation of its businesses, subject to no mortgage, conditional sale, security interest, pledge, lien, claim, encumbrance, charge, or restraint on transfer of any nature whatsoever (collectively, "Liens") other than Permitted Liens (as defined below). No other person has any right to the use or possession of any of such property which is owned and, except as set forth on Schedule 5.11(a), no currently effective financing statement with respect to such personal property has been filed under the Uniform Commercial Code in any jurisdiction, and the Company has not signed any such financing statement or any security agreement authorizing any secured party thereunder to file any such financing statement. All of such personal property comprising equipment, improvements, furniture and other tangible personal property in use by the Company, whether owned or leased, is in good operating condition and repair, subject to normal wear and tear, and is sufficient to enable the Company to operate its business in a manner consistent with its operation during the immediately preceding twelve (12) months.

          (B) Except as set forth on Schedule 5.11(b), no tangible personal property used by the Company in connection with the operation of its business is subject to a lease, conditional sale, security interest or similar arrangement. The Company has delivered to Buyer a complete and correct copy of each of the leases and other agreements listed on Schedule 5.11(b). All of said personal property leases are valid, binding and enforceable in accordance with their respective terms and are in full force and effect. The Company is not in material default under any of such leases and there has not been asserted, either by or against the Company under any of such leases, any written notice of default, set-off, or claim of default. To the best knowledge of the Company, the parties to such leases other than the Company are not in default of their respective obligations under any of such leases, and there has not occurred any event which with the passage of time or giving of notice (or both) would constitute such a default or breach under any of such leases.

          (C) "Permitted Liens" shall mean:

               (I) carriers', warehouseman's, mechanics, materialmen's, repairmen's or other like liens arising in the ordinary course of business which are (i) not overdue for a period of more than 30 days or (ii) which are being contested in good faith and by appropriate proceedings, provided that if such contest shall continue for more than 30 days, the amount thereof shall be bonded or properly reserved against at the end of such 30-day period;

               (II) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of like nature incurred in the ordinary course of business;

               (III)  rights of  lessors  under  leases  set  forth on  Schedule
5.11(b);

               (IV)   pledges  or   deposits   in   connection   with   worker's
compensation, unemployment insurance, and other social security legislation.

     5.12 LEGAL PROCEEDINGS. Other than as set forth on Schedule 5.12, there are no claims, actions, suits or proceedings or arbitrations, either administrative or judicial, pending, or, to the knowledge of the Company, overtly threatened against or affecting the Company, or the Company's ability to consummate the transactions contemplated herein, at law or in equity or otherwise, before or by any court or governmental agency or body, domestic or foreign, or before an arbitrator of any kind.

     5.13 EMPLOYEES. Attached hereto as Schedule 5.13 is the most recent payroll of the Company dated December , 1997, indicating the names, positions, and compensation of each of its employees. All of such information is materially correct as of such date and there has been no material change since then. To the knowledge of the Company, each employee of the Company, where necessary, is properly licensed or certified to perform his or her duties for the Company, and none of the employees, while in the employ of the Company, has ever had his or her professional license or certification denied, suspended, revoked, terminated, or voluntarily relinquished under threat of disciplinary action, or has ever been restricted in any way from performing the duties he or she is to provide for the Company, and there is no proceeding pending, or threatened, pursuant to which any of the foregoing may occur.

     5.14 COLLECTIVE BARGAINING, LABOR CONTRACTS, EMPLOYMENT PRACTICES, ETC. During the two years prior to the Closing Date, there has been no material adverse change in the relationship between the Company and its employees nor any strike or material labor disturbance by such employees affecting the Company's business and, to the knowledge of the Company, there is no indication that such a change, strike or labor disturbance is likely. The Company's employees are not represented by any labor union or similar organization and the Company has no reason to believe that there are pending or threatened any activities, the purpose of which is to achieve such representation, of all or some of the Company's employees. Except as set forth on Schedule 5.7 or Schedule 5.15(b), the Company has no collective bargaining or other labor contracts, employment contracts, pension, profit-sharing, retirement, insurance, bonus, deferred compensation or other employee benefit plans, agreements or arrangements with respect to their employees. The Company is in material compliance with the requirements prescribed by all Federal, state and local statutes, orders and governmental rules and regulations ("Government Requirements") applicable to any of the employee benefit plans, agreements and arrangements identified on
Schedule 5.7 and Schedule 5.15(b), including, without limitation, the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Immigration Reform and Control Act, the Worker Adjustment and Retraining Notification Act of 1988, any such Government Requirements respecting employment determination, equal opportunity, affirmative action, employee privacy, wrongful or unlawful termination, workers' compensation, occupational safety and health requirements, labor management relations and unemployment insurance, or related matters and there are no threatened or pending claims relating thereto, in each case. In the event of termination of employment of an employee of the Company, Buyer will not, pursuant to any agreement with the Seller or the Company or by reason of any representation made or plan adopted by the Seller or the Company prior to the Closing, be liable to any employee of the Company for so-called "severance pay", parachute payments or any other similar payments or benefits, including, without limitation, post-employment healthcare (other than pursuant to the continuation health care provisions of Section 4980B of the Internal Revenue Code of 1986, as amended or Section 601 through 608 of ERISA ("COBRA")), insurance benefits, accrued vacation and sick days, except as properly accrued for on the Estimated Closing Date Balance Sheet in accordance with GAAP.

     5.15 ERISA.

          (A) The Company does not maintain or make contributions to and have not at any time in the past maintained or made contributions to, any employee benefit plan which is subject to the minimum funding standards of ERISA. The Company does not now maintain or make contributions to, and has not at any time in the past maintained or made contributions to, any multi-employer plan subject to the terms of the Multi-employer Pension Plan Amendment Act of 1980 (the "MULTI-EMPLOYER ACT").

          (B) Schedule 5.15(b) sets forth each severance agreement, and each plan, agreement or arrangement, bonus plan, deferred compensation agreement, employee pension, profit sharing, savings or retirement plan, group life, health, or accident insurance or other employee benefit plan, agreement, arrangement or commitment, including, without limitation, any commitment arising under severance, holiday, vacation, Christmas or other bonus plans (including, but not limited to, "employee benefit plans", as defined in Section 3(3) of ERISA maintained by the Company for any employees of the Company, or with respect to which the Company has liability with respect to any employees of the Company, or makes or has an obligation to make contributions on behalf of employees of the Company ("Plans").

          (C) Schedule 5.15(c) identifies all employees of the Company on leave of absence eligible to receive health benefits, as required by COBRA. Notice of the availability of COBRA coverage has been provided to all employees of the Company on leave of absence entitled thereto, and all persons electing such coverage are being (or have been, if applicable) provided such coverage.

     5.16 INSURANCE AND SURETY AGREEMENTS. Schedule 5.16 contains a true and correct list of: (a) all policies of fire, liability and other forms of insurance held or owned by the Company (including but not limited to medical malpractice insurance, and any state sponsored plan or program for worker's compensation); and (b) all bonds, indemnity agreements and other agreements of suretyship made for or held by the Company, including a brief description of the character of the bond or agreement and the name of the surety or indemnifying party. Schedule 5.16 sets forth for each such insurance policy the name of the insurer, the amount of coverage, the type of insurance, the policy number, the annual premium and a brief description of the nature of insurance included under each such policy and of any claims made thereunder during the past two years. Such policies are owned by and payable solely to the Company, and said policies or renewals or replacements thereof will be outstanding and duly in force at the Closing Date. All insurance policies listed on Schedule 5.16 are in full force and effect, all premiums due on or before the Closing Date have been or will be paid, financed or accrued on or before the Closing Date, the

Company has not been advised by any of its insurance carriers of an intention to terminate or modify any such policies other than under circumstances where the Company has received a commitment for a replacement policy, nor has the Company failed to comply with any of the material conditions contained in any such policies.

     5.17 RELATIONSHIPS. Except as disclosed on Schedule 5.17 hereto, neither the Company nor any controlling shareholder, nor any principal, officer, director, employee, partner or affiliate of the Company or any controlling shareholder has, or at any time within the last two (2) years has had, a material ownership interest in any business, corporate or otherwise, that is a party to, or in any property that is the subject of, business relationships or arrangements of any kind relating to the operation of the Company or its business.

     5.18 ABSENCE OF CERTAIN EVENTS. Except as set forth on Schedule 5.18, since the date of the Unaudited Financial Statements, the Company has not:

          (A) sold, assigned or transferred any of their assets or properties, except as contemplated by Section 9.7 hereof and otherwise in the ordinary course of business consistent with past practice;

          (B) mortgaged, pledged or subjected to any Lien, other than a Permitted Lien, any of the Company's assets;

          (C) made or suffered any termination of any contract for the provision of services by the Company;

          (D) sold or assigned, or made or suffered any termination of any Contract, or made or suffered any modification or amendment of any Contract except for terminations, modifications and amendments of Contracts made in the ordinary course of business consistent with past practice and which would not affect earnings or otherwise be material, and the Seller and Company have not received notice (written or oral) and have no knowledge that any Contract has been terminated or will be terminated or modified or amended (as aforesaid);

          (E) except in the ordinary course of business, or otherwise as necessary to comply with any applicable minimum wage law, increased the salaries or other compensation of any of their employees, or made any increase in, or any additions to, other benefits to which any of such employees may be entitled;

          (F) discharged or satisfied any Lien, or satisfied or paid any material liabilities, other than in the ordinary course of business, consistent with past practice, or failed to pay or discharge when due any liabilities, the failure to pay or discharge of which has caused or may cause any actual damage or give rise to a material risk of loss to the Company;

          (G) changed any of the accounting principles followed by the Company or the methods of applying such principles;

          (H) incurred any material liability, other than current liabilities or obligations incurred in the ordinary course of business consistent with past practice;

          (I) canceled, modified or waived any debts or claims held by it, other than in the ordinary course of business consistent with past practice, or waived any rights of substantial value, whether or not in the ordinary course of business;

          (J) issued any capital stock or other securities, or declared or paid or set aside or reserved any amounts for payment of any dividend or other distribution in respect of any equity interest or other securities, or redeemed or repurchased any of its capital stock or other securities;

          (K) dissolved, merged or entered into a share exchange with or into any other entity;

          (L) made any change to its by-laws or articles of incorporation;

          (M) failed to collect, withhold and/or pay to any proper Governmental Authority, any Taxes (as defined in Section 5.21) required by applicable law to be so collected, withheld and/or paid;

          (N) instituted, settled or agreed to settle any litigation, action or proceeding before any Governmental Authority relating to it or its property or received any threat thereof;

          (O) except as permitted by Section 9.7 hereof, entered into any transaction other than in the ordinary course of business consistent with past practice, involving consideration in excess of $15,000; and

          (P) agreed or otherwise become committed to do anything described in any of subsections (a) through (o) above.

     5.19 COMPLIANCE WITH LAWS.

          (A) The Company is in compliance with all Governmental Requirements (as defined herein) related to the following: (i) licensure relating to the provision by the Company of Services; (ii) billing and reimbursement under the Medicare and Medicaid programs and any other governmental health care programs;
(iii) patient self-referral, fee-splitting, patient brokering, payment of remuneration to induce referrals and other "fraud and abuse" laws and regulations; and (iv) laws and regulations concerning reports to and filings with governmental agencies (collectively, the "HEALTH CARE LAWS"). Other than the Health Care Laws set forth in the immediately preceding sentence, the Companies are in compliance in all material respects with all other Governmental Requirements. The Company has not, within the period of twelve months preceding the date of this Agreement, received any written notice that the Company or any of the Assets fail to comply in any material respect with any applicable Federal, state, local or other governmental laws or ordinances, or any applicable order, rule or regulation of any Federal, state, local or other governmental agency having jurisdiction over their businesses ("GOVERNMENTAL REQUIREMENTS"). The Company shall report to Buyer, within five (5) business days after receipt thereof, any written notices that the Company is not in compliance in any material respect with any of the foregoing.

          (B) Without limiting the generality of subsection (a) above, the Company has at all times complied, and is complying in all respects, with all federal, state and local environmental laws, rules or regulations applicable to it, its leased properties, and all other real properties used by it in the operation of its business, including, but not limited to, the Resource
Conservation and Recovery Act of 1976, as amended, the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, the Federal Water Pollution Control Act, as amended by the Clean Water Act, and subsequent amendments, the Federal Toxic Substances Control Act, as amended, with respect to the environmental or healthful state, condition or quality of any property (collectively "ENVIRONMENTAL LAWS"). The foregoing representation and warranty applies to all aspects of the Company's operations and the use and ownership of the Assets including, but not limited to, the use, handling, treatment, storage, transportation and disposal of any hazardous, toxic or infectious waste, material or substance (including medical waste), and to petroleum products, material or waste, at any other location. No notice from any Governmental Authority has ever been served upon the Company claiming any violation of, or addressing any possible non-compliance with respect to, any Environmental Law.

     5.20 FINDERS. Seller has engaged JPS Capital Corporation as broker or finder in connection with the transactions contemplated by this Agreement, and Seller has agreed to pay such party a broker's fee at the Closing. Other than JPS Capital Corporation, no broker or finder is entitled to any broker's or finder's fee or other commission in respect thereof based in any way on agreements, understandings or arrangements with the Seller or the Company. Seller has sole responsibility and liability with respect to all fees and expenses of JPS Capital Corporation, and such fees shall neither be charged to the Company nor reflected as a liability on the Company's Estimated Closing Date Balance Sheet.

     5.21 TAXES.

          (A) The Company duly and properly filed an election to be treated as an S corporation under Section 1362 of the Code and the rules and regulations promulgated thereunder. Such election has been in full force and effect, without interruption, for all periods from January 1, 1996 (the "S ELECTION DATE") until the date hereof. From its inception to the S Election Date, the

Company was taxable as a C corporation for federal, state and local income tax purposes. The Company's Federal S election has been recognized and given effect in the State of Ohio and under local laws, such that the Company has been treated as an S corporation for income tax purposes under Ohio state and local laws for all periods, without interruption, from the S Election Date until the date hereof. The Company has incurred no liability for federal, state and local income taxes for any period from its inception to the date hereof, except as reflected properly on the Company's Unaudited Financial Statements and the Unaudited Interim Financial Statements.

          (B) Except as set forth in Schedule 5.21, (i) all Tax (as defined below) returns, statements, reports and forms or extensions with respect thereto required to be filed with any Federal, state, local or other governmental department or court or other authority having jurisdiction over it ("Governmental Authority") on or before the Closing Date by or on behalf of the Company (collectively, the "Tax Returns"), have been or will be timely filed on or before the Closing Date in accordance in all material respects with all applicable Governmental Requirements; (ii) the Company has timely paid all Taxes payable by it; and (iii) the Company is not a party to any pending Tax audit, nor is any such Tax audit threatened by any Governmental Authority and there is no basis for any deficiency notice, audit or similar assessment or collection action with respect to Taxes.

          (C) For purposes of this Agreement, "Tax" means any current or deferred net income, gross income, sales, use, franchise, personal, pension or real property tax.

     5.22 ENCUMBRANCES CREATED BY THIS AGREEMENT. The execution and delivery of this Agreement, or any of the Company's Transaction Documents, does not, and the consummation of the transactions contemplated hereby or thereby will not, create any Liens on any of the Company's assets in favor of third parties.

     5.23 SUBSIDIARIES AND JOINT VENTURES. The Company has no subsidiaries, joint ventures or partnerships in which the Company is the record or beneficial owner of any equity interest.

     5.24 NO UNTRUE STATEMENT. None of the representations and warranties made pursuant to this Agreement contains any untrue statement of material fact or omits to state a material fact necessary, in light of the circumstance under which it was made, in order to make any such representation not misleading in any material respect.

     5.25 MEDICARE AND MEDICAID. The Company, to the extent necessary to conduct its business in a manner consistent with past practice, is qualified for participation in the Medicare and Medicaid programs. Except as disclosed on
Schedule 5.25, (A) the Company has not directly, or indirectly through third parties (including, without limitation, nursing homes, long-term care facilities and other health care facilities), received any notice of denial or recoupment from the Medicare or Medicaid programs, or any other third party reimbursement source with respect to the Company's operations, (B) to the knowledge of the Company, there is no basis for the assertion after the Closing Date of any such direct or indirect denial or recoupment claim, and (C) the Company has not received directly, or indirectly through third parties (including, without limitation, nursing homes, long-term care facilities and other health care facilities), notice from any Medicare or

Medicaid program or from any other third party reimbursement source of any pending or threatened investigations or surveys with respect to, or arising out of, the Company's operations, and to the knowledge of the Company, no such investigation or survey is pending, threatened or imminent.

     5.26 LEASEHOLD INTERESTS. The Company owns no real property. Schedule 5.26 hereto sets forth a complete and correct list of all leases pursuant to which the Company or any of its subsidiaries leases real property. Each of the Company and its subsidiaries has valid leasehold interests in all such real property free and clear of all Liens, except for Permitted Liens. The Company has provided access to the Buyer to complete and correct copies of the leases identified in Schedule 5.26. The operations and use by the Company of the leased property complies with and does not violate the applicable lease or any zoning, building or similar law, ordinance, order or regulation or any statement of occupancy issued for or in respect of the Company's business. There has been no violation by the Company, or to the knowledge of the Company, by any other occupant of any leased property, of any Governmental Requirement affecting any of the leased property, and no written notice of any such violation has been issued to the Company or any Seller by any Governmental Authority.

     5.27 POWER AND AUTHORITY. The Company has all requisite power and authority to execute, deliver and perform this Agreement, including all Exhibits and Schedules hereto, and as of the Closing, the Company will have all requisite power and authority to execute and deliver the Transaction Documents required to be delivered by the Company to the Buyer at the Closing.

     5.28 BINDING EFFECT. This Agreement and all Transaction Documents executed by the Company constitute the legal, valid and binding obligations of such party, enforceable against such party in accordance with their respective terms.

     5.29 QUESTIONNAIRES. The healthcare law questionnaire heretofore delivered to the Company by Buyer (the "Questionnaire") will be attached hereto as Exhibit
5.29 and will as of the Closing Date have been fully and accurately completed and will not contain any material misstatement of any fact and will not omit any fact that would have to be stated in order not to render any response to such questionnaire materially misleading.

     5.30 QUESTIONABLE PAYMENTS. Neither the Company, nor any Seller, director, officer, controlling person, employee or affiliate of the Company, (a) has used any corporate funds of Company to make any illegal or unlawful payment to any officer, employee, representative, agent of any government, or to any political party or official thereof, including, without limitation, any of same that would violate the Foreign Corrupt Practices Act of 1977, as amended; or (b) has made or received any illegal payment, bribe, kickback, political contribution or other similar questionable payment for any referrals or recommendations or otherwise in connection with the operation of the Company's business.


              ARTICLE VI: REPRESENTATIONS AND WARRANTIES OF SELLER

     The Seller represents and warrants to Buyer as follows:

     6.1 AUTHORITY. Such Seller has the full legal power and authority to make, execute, deliver and perform this Agreement, including all Exhibits and Schedules hereto, and the Transaction Documents. Such execution, delivery, performance and consummation has been duly authorized by all necessary action, corporate or otherwise, on the part of such Seller, and any necessary consents of holders of indebtedness of such Seller have been obtained.

     6.2 BINDING EFFECT.  This Agreement and all Transaction  Documents executed
by  Seller  constitute  the  valid  and  binding   obligations  of  such  party,
enforceable against Seller in accordance with their respective terms.

     6.3 ABSENCE OF CONFLICTING AGREEMENTS. Neither the execution or delivery of this Agreement or any of the Transaction Documents by Seller nor the performance by Seller of the transactions contemplated hereby and thereby conflicts with, or constitutes a breach of or a default under (i) any law, rule, judgment, order, writ, injunction, or decree of any court currently in effect applicable to Seller, or (ii) any rule or regulation of any administrative agency or other governmental authority currently in effect applicable to Seller, or (iii) any agreement, indenture, contract or instrument to which Seller is now a party or by which any of the assets of Seller is bound.

     6.4 CONSENTS. No authorization, consent, approval, license, exemption by, filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary in connection with the execution, delivery and performance of this Agreement or any of the Transaction Documents by Seller.

     6.5 OWNERSHIP OF COMPANY STOCK. The Seller is the lawful record and beneficial owner of all of the Company Stock with good and marketable title thereto, free and clear of all Liens, claims and other charges thereon of any kind. The Seller has the full legal power to transfer and deliver such Company Stock in accordance with this Agreement, and delivery of such Company Stock to Buyer pursuant hereto will convey good and marketable title thereto, free and clear of all Liens, claims and other charges thereon or any kind. The shares of Company Stock indicated on Schedule 5.4 as being owned by the Seller constitute all of the issued and outstanding shares of the capital stock of the Company. On the Closing Date there shall not be outstanding any warrants, options, or other rights to subscribe for or purchase from the Company any shares of capital stock of the Company, nor shall there be outstanding any securities convertible into or exchangeable for such shares.


              ARTICLE VII: REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer represents and warrants to the Company and the Seller as follows:

     7.1 ORGANIZATION AND STANDING. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

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



     7.2 POWER AND AUTHORITY. Buyer has the corporate power and authority to execute, deliver and perform this Agreement, and as of the Closing, Buyer will have the corporate power and authority to execute and deliver the Transaction Documents required to be delivered by it to the Company at the Closing.

     7.3 BINDING AGREEMENT. This Agreement has been duly executed and delivered by Buyer. This Agreement is, and when executed and delivered by Buyer at the Closing each of the Transaction Documents executed by Buyer will be, the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with their respective terms.

     7.4 ABSENCE OF CONFLICTING AGREEMENTS. Neither the execution or delivery of this Agreement or any of the Transaction Documents by Buyer nor the performance by the Buyer of the transactions contemplated hereby and thereby conflicts with, or constitutes a breach of or a default under (i) the formation documents of the Buyer, or (ii) any law, rule, judgment, order, writ, injunction, or decree of any court currently in effect applicable to Buyer, or (iii) any rule or regulation of any administrative agency or other governmental authority currently in effect applicable to Buyer, or (iv) any agreement, indenture, contract or instrument to which the Buyer is now a party or by which any of the assets of the Buyer is bound.

     7.5 CONSENTS. No authorization, consent, approval, license, exemption by, filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary in connection with the execution, delivery and performance of this Agreement or any of the Transaction Documents by Buyer.

     7.6 SECURITIES AND EXCHANGE COMMISSION FILINGS. Buyer has made available to the Seller a correct and complete copy of each report, schedule, registration statement and definitive proxy statement filed by Buyer with the Commission on or after January 1, 1997 (the "SEC Documents"), which are all the documents (other than preliminary material) that Buyer was required to file with the SEC on or after January 1, 1997. As of their respective dates, none of the SEC
Documents (including all exhibits and schedules thereto and documents incorporated by reference therein) contained any untrue statements or omissions of a material fact necessary so as not to render the statements therein misleading, in light of the circumstances under which they were made, and the SEC Documents complied when filed in all material respects with the then applicable requirements of the Securities Act or the Exchange Act, as the case may be. The financial statements of the Buyer included in the SEC Documents complied in all material respects with the then applicable accounting requirements and the published rules and regulations of the Commission with respect thereto, were prepared in accordance with GAAP during the periods involved (except as may have been indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q promulgated by the SEC) and fairly present (subject, in the case of the unaudited statements, to normal, recurring audit adjustments) the consolidated financial position of the Buyer and its consolidated subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended.

     7.7 DULY AUTHORIZED SHARES. The IHS Shares to be delivered at the Closing will be, on the date said shares are delivered, duly authorized, validly issued, fully paid and non-assessable, and such shares shall be listed, subject to notice of issuance, on the NYSE.

          ARTICLE VIII: INFORMATION AND RECORDS CONCERNING THE COMPANY
                              AND ITS SUBSIDIARIES

     8.1 ACCESS TO INFORMATION AND RECORDS BEFORE CLOSING. Prior to the Closing Date, Buyer may make, or cause to be made, such investigation of the Company's (it being understood that, for the purpose of this Article VIII, "Company" shall be deemed to refer collectively to the Company and its subsidiaries listed on
Schedule 5.23) financial and legal condition as Buyer deems necessary or advisable to familiarize itself with the Company and/or matters relating to its history or operation. The Company shall permit Buyer and its authorized representatives (including legal counsel and accountants), to have full access to the Company's books and records upon reasonable notice and during normal business hours, and the Company will furnish, or cause to be furnished, to Buyer such financial and operating data and other information and copies of documents with respect to the Company's products, services, operations and assets as Buyer shall from time to time reasonably request. The documents to which Buyer shall have access shall include, but not be limited to, the Company's tax returns and related work papers since their inception; and the Company shall make, or cause to be made, extracts thereof as Buyer or their representatives may request from time to time to enable Buyer and their representatives to investigate the affairs of the Company and the accuracy of the representations and warranties made in this Agreement. The Company shall cause their accountants to cooperate with Buyer and to disclose the results of audits relating to the Company and to produce the work papers relating thereto. Without limiting any of the foregoing, it is agreed that Buyer will have full access to any and all agreements between and among the previous and current shareholders regarding their ownership of shares or the management or operation of the Company. The Company shall permit Buyer and its authorized representatives to meet with employees and representatives of the Company who are responsible for responses to, or who have provided information with respect to, the questions set forth in the Questionnaire.

     8.2 CONFIDENTIALITY. Buyer shall retain in confidence all proprietary, confidential or other non-public information (collectively, the "Information") obtained pursuant to Section 8.1. If this Agreement is terminated prior to the Closing pursuant to Article XIII, Buyer shall, upon written request, return all Information disclosed to it, and shall not utilize in its own business or make any other use of any Information disclosed to it by Seller. Notwithstanding the foregoing, it is understood that Buyer may disclose any Information received by it (i) to any governmental or regulatory authority in connection with obtaining approval of the transactions contemplated hereby or as otherwise may be required by applicable law, (ii) to its lenders in connection with obtaining their approval of the transactions contemplated hereby, and (iii) to its attorneys, accountants and other professional advisors, in connection with the transactions contemplated hereby. Buyer's obligations with respect to any item of Information disclosed to it shall terminate (x) upon the Closing of the transactions contemplated hereby, or (y) in the event this Agreement is terminated prior to the Closing pursuant to Article XIII, then, upon such item of Information becoming disclosed in published literature or otherwise becoming generally available to the public; provided, however, that such public disclosure did not result, directly or indirectly, from any act, omission, or fault of Buyer with respect to that item of Information. This
Section 8.2 shall not apply to any item of Information which at the time of disclosure was already generally available to the public or which at the time of disclosure was already in the possession of Buyer and was not acquired by Buyer, directly or indirectly, from the Company or Sellers as protected information under this Agreement.


              ARTICLE IX: OBLIGATIONS OF THE PARTIES UNTIL CLOSING

     9.1 CONDUCT OF BUSINESS PENDING CLOSING. Between the date of this Agreement and the Closing, the Company and its subsidiaries shall maintain their existence and, subject to Section 9.7 hereof, shall conduct their businesses in the customary and ordinary course of business consistent with past practice.

     9.2 NEGATIVE COVENANTS OF THE COMPANY. Without the prior written approval of Buyer, between the date hereof and the Closing, the Company shall not, except as contemplated by Section 9.7 hereof:

          (A) cause or permit to occur any of the events or occurrences described in Section 5.18 (Absence of Certain Events) of this Agreement, except for S corporation distributions of cash to the Seller, to the extent fully disclosed on Schedule 5.18;

          (B) dissolve, reorganize, merge or enter into a share exchange with or into any other entity;

          (C) enter into any contract or agreement with any union or other collective bargaining representative representing any employees without the prior written consent of Buyer;

          (D) sell or dispose of any Assets other than in the ordinary course of business consistent with past practice;

          (E) enter into any agreement, contract, commitment, lease or instrument, except for agreements, in each case which are entered into in the ordinary and customary course of business with unrelated third parties on customary terms and conditions and for customary prices as disclosed to Buyer; or

          (F) make any change to their by-laws or articles of incorporation.

     9.3 AFFIRMATIVE COVENANTS. Between the date hereof and the Closing, the Company and each of its subsidiaries shall:

          (A) maintain their businesses in substantially the same state of repair, order and condition as on the date hereof, reasonable wear and tear or loss by casualty excepted;

          (B) maintain in full force and effect all Licenses currently in effect with respect to their businesses unless such License is no longer necessary for the operation of the Company and its subsidiaries;

          (C) maintain in full force and effect the insurance policies and binders currently in effect, or the replacements thereof, including without limitation those listed on Schedule 5.16;

          (D) use their reasonable efforts to preserve intact the present business organization of the Company and its subsidiaries; keep available the services of the Company's and its subsidiaries' present employees and agents; and maintain the Company's and its subsidiaries' relations and goodwill with suppliers, employees, affiliated medical personnel and any others having business relating to the Company and its subsidiaries;

          (E) maintain all of the books and records in accordance with their past practices;

          (F) comply in all material respects with all provisions of the Contracts listed in Schedule 5.7 and with any other material agreements that the Company and its subsidiaries have entered into in the ordinary course of business since the date of this Agreement, and comply in all material respects with the provisions of all material laws, rules and regulations applicable to the Company's and its subsidiaries' businesses;

          (G) cause to be paid when due, all taxes, assessments and charges or levies imposed upon them or on any of their properties or which they are required to withhold and pay over;

          (H) promptly advise Buyer in writing of the threat or commencement against the Company and its subsidiaries of any claim, action, suit or proceeding, arbitration or investigation or any other event that would materially adversely affect the operations, properties, assets or prospects of the Company and its subsidiaries; and

          (I) notify the Buyer in writing of any event involving the Company and its subsidiaries which has had or may be reasonably expected to have a material adverse effect on the business or financial condition of the Company and its subsidiaries or may involve the loss of contracts with any of the Company's or its subsidiaries' customers.

     9.4 PURSUIT OF CONSENTS AND APPROVALS. Prior to the Closing, Buyer shall use its reasonable efforts to obtain all consents and approvals of governmental agencies and all other parties necessary for the lawful consummation of the transactions contemplated hereby and the lawful use, occupancy and enjoyment of the Company's and its subsidiaries' businesses by Buyer in accordance herewith ("REQUIRED APPROVALS"). The Company and its subsidiaries shall cooperate with and use their reasonable efforts to assist Buyer in obtaining all such approvals.

     9.5 SUPPLEMENTARY FINANCIAL INFORMATION. Within fifteen (15) days after the end of each calendar month between the date of this Agreement and the Closing Date, the Company shall provide to Buyer unaudited financial statements (including at a minimum, income statements, a balance sheet and a statement of cash flows) for such month then ended that shall present fairly the results of the operations of the Company and its subsidiaries, on a consolidated basis, at such date and for the period covered thereby, all in accordance with GAAP, in each case, certified as true and correct by the Company's Chief Financial Officer. If the Closing occurs on or before the fifteenth day of any calendar month, then the financial statements for the immediately preceding month, as required by this Section 9.5, shall be provided on the day prior to the Closing Date.

     9.6 EXCLUSIVITY. Until the earlier of Closing or the termination of this Agreement pursuant to Section 13.1, neither the Company nor the Seller, nor any of their respective affiliates, representatives or brokers shall enter into any agreement, commitment or understanding with respect to, or engage in any discussions or negotiations directly or indirectly with, or encourage or respond to any solicitations from, any other party with respect to the sale, lease or management of any of the Assets, or in respect of the sale of any shares of capital stock in the Company.

     9.7 PURCHASE OF RECEIVABLES.

          (A) On the day immediately preceding the Closing Date (the "Receivables PURCHASE DATE") the Seller shall purchase from the Company, and the Company shall assign and sell to the Seller, all of the Company's accounts receivable existing as of the close of business on the Receivable Purchase Date (the "Pre-Closing A/R"). The purchase price payable by the Seller to the Company for the Pre-Closing A/R shall be an amount equal to the book value of such Pre-Closing A/R, net of any allowance for doubtful accounts, as reflected properly on the Company's books and records in accordance with GAAP. The purchase price payable for the Pre-Closing A/R shall be paid to the Company by wire transfer or other form of immediately available funds.

          (B) The purchase of the  Pre-Closing  A/R, as described in  subsection
(a) above,  shall be documented by a bill of sale and  assignment in the form of
Exhibit 9.7 (a) hereto, which shall provide, among other things, that the sale and assignment of said Pre-Closing A/R shall be deemed a final sale and assignment, without recourse to the Company for any offset, deduction, counterclaim, lien, encumbrance or any other claim or dispute relating to such Pre-Closing A/R. Said purchase of the Pre-Closing A/R shall further be documented by a written schedule or computer printout of the Pre-Closing A/R (a copy of which shall be attached as an exhibit to the bill of sale and assignment referred to above), indicating the name of each account debtor, the portion of the Pre-Closing A/R and allowance for doubtful accounts attributable to such account debtor, and an aging of the accounts receivable owed by such account debtor. Such schedule or printout shall also indicate which, if any, of the account debtors are related to or affiliates of the Company (including officers, directors or employees thereof) or of the Seller.

          (C) In addition to the representations and warranties of Seller and the Company set forth in Articles V and VI hereof (which the Seller and the Company expressly acknowledge are applicable to the transactions contemplated by this Section 9.7), the Seller and the

Company jointly and severally further represent and warrant to Buyer as follows with respect to the transactions contemplated by this Section 9.7:

               (I) The Pre-Closing A/R arose from bona fide services fully performed by the Company in accordance with the terms of enforceable contracts;

               (II) The Company presently has, and immediately prior to the sale and assignment thereof to the Seller shall have had, good and marketable title to the Pre-Closing A/R, free of any Liens;

               (III) The Pre-Closing A/R balances and the allowances for doubtful accounts relating thereto as shown on the books and records of the Company on the Receivables Purchase Date are fairly and accurately classified and valued in accordance with GAAP;

               (IV) The Pre-Closing A/R are not subject to any claim of reduction, counterclaim, set-off, recoupment, or any claim for credits, allowances or adjustments by the account debtors because of unsatisfactory services or for any other reason; and

               (V) Neither the contract or arrangement pursuant to which any Pre- Closing A/R arose nor any Health Care Laws or other Governmental Requirements prohibits the sale and assignment of such Pre-Closing A/R to the Seller as contemplated herein, or renders such sale and assignment void or unenforceable or subject to any fine, penalty or expense of any nature.

     9.8 COLLECTION OF RECEIVABLES.

          (A) After the Closing, Newco will provide exclusive billing and collection services with respect to the Pre-Closing A/R assigned to and purchased by Seller pursuant to Section 9.7 above. Newco's billing and collection services with respect to the Pre-Closing A/R shall be substantially the same services as those undertaken by Newco with respect to billing and collecting its own accounts receivable; provided, however, that Newco shall have no obligation to undertake any extraordinary measures (including, without limitation, the taking of legal action or the referral of delinquent accounts to third party collection agencies), or to incur any unusual or extraordinary expense to collect the Pre-Closing A/R notwithstanding that it may undertake such measures or incur such expenses on its own behalf.

          (B) For the period indicated in Section 9.8(e) below Newco shall have the exclusive right to bill and collect the Pre-Closing A/R and to establish standards and procedures for such billing and collection process. In addition, Newco shall retain sole charge and custody of the billing and collection records relating to the Pre-Closing A/R; provided, however, that upon request, Seller shall be permitted a right of reasonable access and review, subject to supervision, of such billing records in order to confirm the reports prepared pursuant to Section 9.8 (c) below.

          (C) Within twenty-five (25) days after the end of each month, Newco shall send to Seller a summary of the Pre-Closing A/R which have been collected during the immediately preceding month, along with payment of such collections. Payment shall be made by wire transfer to the account designated in writing by Seller.

          (D) Any payment received by Newco from an account debtor that is a Pre- Closing A/R account debtor, which payment is not identified as having been made for a specific service rendered, shall be applied by Newco to the accounts receivable balance of such account debtor so that the oldest receivables (including for this purpose the Pre-Closing A/R) are paid before the current receivables are paid.

          (E) Newco shall cease all billing and collection services with respect to the Pre-Closing A/R on the earlier of (x) twelve (12) months after the Closing Date, or (y) thirty (30) days after written notice by Seller to Newco. Upon the expiration or earlier termination of Newco's obligations under this
Section 9.8, all billing and collection services with respect to the Pre-Closing A/R shall be undertaken by Seller in his own name.

             ARTICLE X: CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS

     Buyer's obligations to consummate the Merger is subject to the fulfillment, prior to or at the Closing, of each of the following conditions, any one or more of which may be waived by Buyer in writing. Upon failure of any of the following conditions, Buyer may terminate this Agreement pursuant to and in accordance with Article XIII herein.

     10.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company and the Seller made pursuant to this Agreement shall be true and correct in all material respects at and as of the Closing Date (except for such representations and warranties of Company and Seller which are, by their terms, qualified by materiality, in which case such representations and warranties shall be true in all respects), as though such representations and warranties were made at and as of such time except to the extent affected by the transactions herein contemplated.

     10.2 PERFORMANCE OF COVENANTS. Each of the Seller and the Company shall have performed or complied in all material respects with their respective agreements and covenants required by this Agreement to be performed or complied with by him or it prior to or at the Closing.

     10.3 DELIVERY OF CLOSING CERTIFICATE. The Seller and the Company shall have executed and delivered to Buyer a certificate, dated the Closing Date, upon which Buyer may rely, certifying that the conditions contemplated by Sections
10.1 and 10.2 applicable to him and it have been satisfied.

     10.4 OPINION OF COUNSEL. The Seller and the Company shall have delivered to Buyer an opinion, dated the Closing Date, of their counsel, in substantially the form attached hereto as Exhibit 10.4.

     10.5 LEGAL MATTERS. No preliminary or permanent injunction or other order (including a temporary restraining order) of any governmental authority which prevents the consummation of the transactions contemplated by this Agreement shall have been issued and remain in effect.

     10.6 AUTHORIZATION DOCUMENTS. Buyer shall have received a certificate of the Secretary or other officer of the Company certifying as of the Closing Date a copy of the Resolutions of the Board of Directors authorizing the execution and full performance of the Transaction Documents and the incumbency of its officers.

     10.7 MATERIAL CHANGE. Since the date of the Unaudited Financial Statements there shall not have been any material adverse change in the condition (financial or otherwise) of the assets, properties or operations of the Company and its subsidiaries.

     10.8 APPROVALS.

          (A) The consent or approval of the following persons, to the extent necessary for the consummation of the transactions contemplated hereby, shall have been granted or obtained: (i) approvals from applicable Governmental Authorities, (ii) approvals or consents required in connection with the transfer of third party payor agreements and (iii) any other material Required Approvals.

          (B) None of the foregoing consents or approvals (i) shall have been conditioned upon the modification, cancellation or termination of any material lease, contract, commitment, agreement, license, easement, right or other authorization with respect to the Company's and its subsidiaries' businesses, other than as disclosed or approved hereunder, or (ii) shall impose on the Buyer any material condition or provision or requirement with respect to the Company's and its subsidiaries' businesses or their operation that is more restrictive than or different from the conditions imposed upon such operation prior to Closing.

     10.9 EMPLOYMENT AGREEMENT. Phillip Slive shall have executed and delivered to Buyer his employment agreement in the form of Exhibit 10.9 hereto (the "EMPLOYMENT AGREEMENT").

     10.10 CONSENTS.

          (A) Buyer shall have received the written consent from each party to each Designated Contract where such consent is required by reason of the transactions contemplated by this Agreement.

          (B) With respect to Designated Contracts other than those referred to in subsection (a) above, Seller shall have, within five (5) days after the execution of this Agreement, given written notice of the intended change of control of the Company contemplated hereunder to each party to each such Designated Contract, and as of the Closing Date no such party shall have expressed in writing or otherwise a present or future intent to terminate or seek to modify its Contract with the Company.

     10.11 ESTIMATED CLOSING DATE BALANCE SHEET. The Company shall have delivered the Estimated Closing Date Balance Sheet to Buyer.

     10.12 REAL PROPERTY CONSENTS. The Company shall have obtained the written consent to assignment of each landlord with whom the Company or any of its subsidiaries has a lease of real property which, by its terms, requires consent, and the written consent of such landlords shall have been received by the Buyer. Alternatively, the Company shall have delivered a waiver from each such landlord of any provision contained in any of such leases which would require the landlord's consent upon any assignment of the lease. Buyer shall have received notice from the Company by the Closing Date, identifying any landlord that has not given any necessary consent as of such date.

     10.13 COST AND EXPENSES. The Seller shall have paid all costs, fees and expenses (including without limitation, filing fees, transfer taxes, stamp taxes, legal fees and broker, audit and appraisal fees) incurred by Seller and the Company or any of its subsidiaries in connection with the transactions contemplated by this Agreement, including, without limitation, fees payable to JPS Capital Corp. Seller shall retain sole responsibility and liability with respect to all such fees and expenses, and such fees and expenses shall neither be or have been charged to the Company nor reflected as a liability on the Estimated Closing Date Balance Sheet.

     10.14 STOCK CERTIFICATES. Seller shall have delivered to Buyer all stock certificates representing Company Stock duly endorsed in blank.

     10.15 OTHER DOCUMENTS. The Seller and the Company shall have furnished Buyer with all other documents, certificates and other instruments required to be furnished to Buyer by the Seller and the Company pursuant to the terms hereof.

            ARTICLE XI: CONDITIONS PRECEDENT TO SELLER'S OBLIGATIONS

     Seller's obligation to consummate the Merger is subject to the fulfillment, prior to or at the Closing, of each of the following conditions, any one or more of which may be waived by the Seller in writing. Upon failure of any of the following conditions, the Seller may terminate this Agreement pursuant to and in accordance with Article XIII herein:

     11.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of Buyer in this Agreement shall be true at and as of the Closing Date as though such representations and warranties were made at and as of such time, except to the extent affected by the transactions herein contemplated.

     11.2 PERFORMANCE OF COVENANTS. Buyer shall have performed or complied with each of its agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

     11.3 DELIVERY OF CLOSING CERTIFICATE. Buyer shall have delivered to the Seller a certificate of a senior or executive vice president of Buyer dated the Closing Date upon which the Company can rely, certifying that the conditions contemplated by Sections 11.1 and 11.2 applicable to it have been satisfied.

     11.4 OPINION OF COUNSEL. Buyer shall have delivered to the Company an opinion, dated the Closing Date, of Blass & Driggs, Esqs., counsel for Buyer, in the form attached as Exhibit 11.4.

     11.5 LEGAL MATTERS. No preliminary or permanent injunction or other order (including a temporary restraining order) of any governmental authority which prevents the consummation of the transactions contemplated by this Agreement shall have been issued and remain in effect.

     11.6 AUTHORIZATION DOCUMENTS. Seller shall have received a certificate of the Secretary or other officer of Buyer certifying a copy of Resolutions of the Board of Directors of Buyer authorizing Buyer's execution and full performance of the Transaction Documents and the incumbency of the officers of Buyer.

     11.7 EMPLOYMENT AGREEMENT. The Buyer shall have entered into the Employment Agreement with Phillip Slive.

     11.8 OTHER DOCUMENTS. Buyer shall have furnished the Company with all documents, certificates and other instruments required to be furnished to the Company by Buyer pursuant to the terms hereof.

              ARTICLE XII: OBLIGATIONS OF THE PARTIES AFTER CLOSING

     12.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Absent fraud, all representations and warranties made by each party in this Agreement and in each Schedule and Transaction Document shall survive the Closing Date and for a period of one (1) year after the Closing, notwithstanding any investigation at any time made by or on behalf of the other party, provided that the representations and warranties contained in Section 5.30 (Questionable Payments), Section 5.25 (Medicare and Medicaid) and Section 5.21 (Tax), shall survive until thirty (30) days after the applicable period of limitations for audits by the applicable Governmental Authority shall have expired, including extensions for any necessary appeals, the representations and warranties contained in Section 6.5 (Ownership of Company Stock) shall have no expiration date, and the representations and warranties contained in Sections 5.28 and
Section 6.2 (Binding Effect) insofar as it relates to the legality, validity, binding effect and enforceability of the covenants set forth in Section 12.7 shall survive for the term of such covenants. All representations and warranties related to any claim asserted in writing prior to the expiration of the applicable survival period shall survive (but only with respect to such claim) until such claim shall be resolved and payment in respect thereof, if any is owing, shall be made.

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



     12.2 INDEMNIFICATION BY SELLER AND COMPANY. Subject to the limitations set forth in Sections 12.1, 12.4 and 12.5, the Company, prior to the Closing, and the Seller, prior to and after the Closing, jointly and severally, shall indemnify and defend Buyer and hold it harmless against and with respect to any and all damage, loss, liability, deficiency, cost and expense (including, without limitation, reasonable attorney's fees and expenses) (all of the foregoing hereinafter collectively referred to as "LOSS") resulting from:


          (A) any inaccuracy in any representation or certification, or breach of any warranty, made by the Seller or the Company pursuant to this Agreement;

          (B) the breach of any covenant or undertaking made by the Seller or the Company in this Agreement;

          (C) the ownership or operation of the Company or its business or assets prior to the Closing Date, including, without limitation, (i) any Excess Reimbursement Liabilities (as defined in Section 2.7) and any other Prohibited Liabilities; (ii) any Taxes resulting from the operation of the business of the Company or ownership of any of the Assets for any period ending before the Closing Date; (iii) any Loss arising out of the noncompliance of the Company with COBRA or any like statute for any period ending on or before the Closing Date; (iv) any claim of the type that would be covered by a standard liability insurance policy, including, without limitation, professional liability, malpractice, general liability, automobile liability, worker's compensation or employer's liability insurance, arising out of the operation of the Company's business prior to the Closing Date, including payments of any deductibles applicable to the aforesaid policies; and

          (D) any and all actions, suits, proceedings, demands, assessments, judgments, settlements (to the extent approved by the Seller, such approval not to be unreasonably withheld, delayed or conditioned), costs and legal expenses incident to any of the foregoing; but excluding current liabilities and long-term liabilities that are reflected on the Estimated Closing Date Balance Sheet or that otherwise are taken into account in any adjustment to the Merger Consideration under Section 2.3.

     12.3 INDEMNIFICATION BY BUYER. Buyer shall indemnify and defend the Seller and Company and hold them harmless against and with respect to any and all Loss resulting from:

          (A) any inaccuracy in any representation or certification, or breach of any warranty, made by Buyer pursuant to this Agreement; or

          (B) the breach of any covenant or undertaking made by Buyer in this Agreement; or

          (C) the ownership or operation of the Company or its subsidiaries or its business or assets after the Closing Date.

     12.4 ASSERTION OF CLAIMS. Any claims for indemnification under Sections 12.2(a) or 12.3(a) must be asserted by written notice by a date which is no later than one (1) year following the Closing Date, except that (i) any claim based upon a breach of the representations and warranties contained in Section
5.30  (Questionable  Payments),  Section 5.25 (Medicare and Medicaid) or Section
5.21 (Tax) may be asserted until thirty (30) days after the applicable period of limitations for audits by the applicable Governmental Authority shall have expired, including extensions for any necessary appeals, (ii) any claim based upon a breach of the representations and warranties contained in Section 6.5 (Ownership of Company Stock) may be asserted at any time following the Closing Date, and (iii) any claim based upon a breach of the representations and warranties contained in Sections 5.28 and 6.2 (Binding Effect), insofar as it related to the legality, validity, binding effect and enforceability of the covenants set forth in Section 12.6, may be asserted at any time during the term of such covenants.

     12.5 INDEMNITY BASKET AND CAP.  Notwithstanding any other provision of this
Article XII, no claim for indemnification made under Sections 12.2(a) or 12.3(a) shall be made unless and until Buyer or Seller, as the case may be, has incurred Loss in excess of Twenty-five Thousand ($25,000) Dollars in the aggregate, in which case the party seeking indemnification shall be entitled to assert claims including such initial ($25,000 ) Dollars. The maximum aggregate liability (excluding any Loss arising from fraud) of any party for indemnification hereunder shall not exceed an amount equal to the Merger Consideration.

     12.6 CONTROL OF DEFENSE OF INDEMNIFIABLE CLAIMS.

          (A) Each indemnified party (each, an "Indemnitee") shall give the indemnifying party (the "Indemnitor") prompt notice of each claim for which it seeks indemnification. Failure to give such prompt notice shall not relieve any Indemnitor of its indemnification obligation, provided that such indemnification obligation shall be reduced by any damages the Indemnitor demonstrates it has suffered resulting from a failure to give prompt notice hereunder. The Indemnitors shall be entitled to participate in the defense of such claim. If at any time the Indemnitor acknowledges in writing that the claim is fully indemnifiable by it under this Agreement, and, if requested by the Indemnitee, the Indemnitor posts adequate bond or security, the Indemnitor shall have the right to assume control of the defense (but not the settlement, if such a settlement may adversely affect Indemnitee or its current or future operations) of such claim at its own expense; unless (i) Indemnitee shall have been authorized in writing by the Indemnitor to defend such action with counsel of its own choice in connection with the defense of such action, or (ii) the Indemnitor shall not have employed counsel to have charge of the defense of such action within twenty (20) days after the date of notice of the claim for which indemnification is sought is given to the Indemnitor or (iii) the Indemnitor shall have failed to undertake and reasonably pursue the defense of such action, or (iv) the Indemnitee shall have reasonably concluded that there may be material defenses available to it or them which are different from or additional to those available to the Indemnitor. If any event described in clauses (i) through (iv) above shall occur, then the Indemnitor shall not have the right to direct the defense of such action on behalf of the Indemnitee with counsel of its own choice, and the reasonable fees and expenses of the Indemnitee shall be borne by the Indemnitor, provided that such counsel shall be reasonably acceptable to the

Indemnitor. If the Indemnitors do assume control of the defense of any such claim in accordance with the foregoing, then: (x) the Indemnitor shall not defend the claim for which indemnification is being sought in any manner that would likely have a material adverse effect on the Indemnitee or on any relationship that the Indemnitee may have with any customers, vendors, suppliers or others, and (y) the Indemnitee shall not settle such claim without the written consent of the Indemnitor, which consent shall not be unreasonably withheld, delayed or conditioned. Nothing contained in this Section 12.6 shall prevent either party from assuming control of the defense and/or settling any claim against it for which indemnification is not sought under this Agreement.

          (B) Notwithstanding anything to the contrary contained in this Agreement, if there shall be any claim for Reimbursement Liabilities with respect to which Buyer shall be seeking indemnification, Buyer will have the sole right to contest or appeal such claim (using at least the same standard of care as it would apply to contests or appeals with respect to reimbursement liabilities in general)in accordance with the procedures set forth in its manual; provided, however, that if there shall be no procedure set forth in its appeals manual with respect to the contest or appeal of any type of Excess Reimbursement Liabilities, then Buyer shall diligently pursue same in good faith. Buyer may, in its sole and absolute discretion, at any time discontinue any such contest or appeal or enter into a settlement with respect thereto prior to the final determination thereof (a "Final DETERMINATION").

     12.7 RESTRICTIONS.

          (A) From and after the Closing Date, the Seller shall not disclose, directly or indirectly, to any person outside of Buyer's employ without the express authorization of the Buyer, any patient lists, customer lists, pricing strategies, customer files, or patient files and records of the Company and its subsidiaries, any proprietary data or trade secrets owned by the Company and its subsidiaries or any financial or other information about the Company and its subsidiaries not then in the public domain; provided, however, that the Seller shall be permitted to make such disclosures as may be required by law or by a court or governmental authority, or to its accountants and legal counsel, provided such parties agree to be bound by the confidentiality restrictions set forth herein.

          (B) After the Closing Date, the Seller shall not engage or participate in any effort or act to induce any of the customers, physicians, suppliers, associates, employees or independent contractors of the Company and its subsidiaries to cease doing business, or their association or employment, with the Company and its subsidiaries.

          (C) The Seller shall not, for a period of five (5) years after the Closing Date, directly, or indirectly, for or on behalf of himself or any other person, firm, entity or other enterprise, be employed by, be a director or manager of, act as a consultant for, be a partner in, have a proprietary interest in, give advice to, loan money to or otherwise associate with, in a business fashion, any person, enterprise, partnership, association, corporation, joint venture or other entity which is directly or indirectly in the business of owning, operating or managing any entity of any type, licensed or unlicensed, which is engaged in or provides the Services anywhere within the State of Ohio; provided, however, that this provision shall not be deemed to prohibit Seller from owning or acquiring up to two (2%) percent of the capital stock of any corporation whose capital stock is publicly traded.

          (D) The Seller  acknowledges  that the restrictions  contained in this
Section 12.7 are reasonable and necessary to protect the legitimate business interests of Buyer and that any violation thereof by him would result in irreparable harm to Buyer. Accordingly, the Seller agrees that upon the violation by him of any of the restrictions contained in this Section 12.7, Buyer shall be entitled to obtain from any court of competent jurisdiction a preliminary and permanent injunction as well as any other relief provided at law or equity, under this Agreement or otherwise. In the event any of the foregoing restrictions are adjudged unreasonable in any proceeding, then the parties agree that the period of time or the scope of such restrictions (or both) shall be adjusted in such a manner or for such a time (or both) as is adjudged to be reasonable.

     12.8 RECORDS. On the Closing Date, the Seller and the Company shall deliver, or cause to be delivered, to Buyer all records and files not then in Buyer's possession relating to the operations of the Company and its subsidiaries.

     12.9 STUB-PERIOD TAX RETURN. Buyer, Seller and the Company agree that the income of the Company in its final taxable year, or part thereof, shall be based on a closing of the books by the Company as of the close of business on the Closing Date. After the Closing, Seller shall prepare and timely file any and all Tax Returns attributable to such final taxable year in accordance with all applicable Governmental Requirements, and shall timely pay all Taxes payable by him with respect to such final taxable year. Seller shall be permitted reasonable access to financial books and records regarding the Company, to the extent necessary for Seller to comply with this Section 12.9.

                            ARTICLE XIII: TERMINATION

     13.1 TERMINATION. This Agreement may be terminated at any time at or prior to the Closing by:

          (A) Buyer, if any condition precedent to Buyer's obligations hereunder, including without limitation those conditions set forth in Article X hereof, have not been satisfied by the Closing Date or pursuant to Section 14.1 if any portion of the Assets is damaged or destroyed as a result of fire, or for any other casualty reason whatsoever;

          (B) Company, if any condition precedent to the obligations of the Seller or the Company hereunder, including without limitation those conditions set forth in Article XI hereof, have not been satisfied by the Closing Date; or

          (C) the mutual consent of Buyer and Company.

     13.2 EFFECT OF TERMINATION. If a party terminates this Agreement because one of its conditions precedent has not been fulfilled, or if this Agreement is terminated by mutual consent,

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



or if it is terminated pursuant to Section 14.1, this Agreement shall become null and void without any liability of any party to the other; provided, however, that if such termination is by reason of the breach by any party of any of its representations, warranties or obligations under this Agreement, the other party shall be entitled to be indemnified for any Losses incurred by it by reason thereof in accordance with Article XII hereof (and for such purposes such Article XII shall survive the termination of this Agreement).

                       ARTICLE XIV: CASUALTY, RISK OF LOSS

     14.1 CASUALTY, RISK OF LOSS. The Company and the Seller shall bear the risk of all loss or damage to any of the Assets from all causes which occur prior to the Closing. If at any time prior to the Closing any portion of the Assets is damaged or destroyed as a result of fire, other casualty or for any reason whatsoever, the Company and the Seller shall immediately give notice thereof to Buyer. Buyer shall have the right, in its sole and absolute discretion, within ten (10) days of receipt of such notice, to (1) elect not to proceed with the Closing and terminate this Agreement, or (2) proceed to Closing and consummate the transactions contemplated hereby and receive any and all insurance proceeds received or receivable by the Seller or the Company on account of any such casualty. Nothing contained in this Section 14.1 shall limit or adversely affect the right of Buyer to receive indemnification for any Losses incurred by reason of any breach by the Seller or the Company of any representation, warranty or obligation under this Agreement in accordance with Section 12.2 hereof (and for such purposes such Section 12.2 shall survive the termination of this Agreement).

                            ARTICLE XV: MISCELLANEOUS

     15.1 COSTS AND EXPENSES. Except as expressly otherwise provided in this Agreement, Buyer, Seller and the Company shall bear their own costs and expenses in connection with this Agreement and the transactions contemplated hereby; provided, however, that no such costs and expenses shall be charged to the Company and its subsidiaries.

     15.2 PERFORMANCE. In the event of a breach by any party of its obligations hereunder, the other party shall have the right, in addition to any other remedies which may be available, to obtain specific performance of the terms of this Agreement, and the breaching party hereby waives the defense that there may be an adequate remedy at law. Should any party default in its performance, or other remedy, the prevailing party shall be entitled to its reasonable attorneys' fees.

     15.3 BENEFIT AND ASSIGNMENT. This Agreement binds and inures to the benefit of each party hereto and its successors and proper assigns. Neither Buyer nor Company or Seller may assign their interests under this Agreement to any other person or entity without the prior written consent of the other parties; provided, however, that prior to Closing Buyer may assign its rights, duties and obligations hereunder to one or more subsidiaries or affiliates of Buyer; and further provided that after the Closing Buyer may assign its rights, duties and obligations hereunder without restriction.

     15.4 EFFECT AND CONSTRUCTION OF THIS AGREEMENT. This Agreement and the Exhibits and Schedules hereto embody the entire agreement and understanding of the parties and supersede any and all prior agreements, arrangements and understandings relating to matters provided for herein. The captions used herein are for convenience only and shall not control or affect the meaning or construction of the provisions of this Agreement. This Agreement may be executed in one or more counterparts, and all such counterparts shall constitute one and the same instrument.

     15.5 COOPERATION - FURTHER ASSISTANCE. From time to time, as and when reasonably requested by any party hereto after the Closing, the other parties will (at the expense of the requesting party) execute and deliver, or cause to be executed and delivered, all such documents, instruments and consents and will use reasonable efforts to take all such action as may be reasonably requested or necessary to carry out the intent and purposes of this Agreement, and to vest in Buyer good title to, possession of and control of the Company and its assets.

     15.6 NOTICES. All notices required or permitted hereunder shall be in writing and shall be deemed to be properly given or made when personally delivered to the party or parties entitled to receive the notice or five (5) days after sent by certified or registered mail, postage prepaid, or on the next business day if sent for next day delivery by a nationally recognized overnight courier, in either case, properly addressed to the party or parties entitled to receive such notice at the address stated below:

If to the Company:         Paragon Rehabilitative Services, Inc.
                           37165 Landings Drive
                           Solon, Ohio 44139

If to the Seller:          Phillip Slive
                           37165 Landings Drive
                           Solon, Ohio 44139

with a copy to:            Kahn Kleinman Yanowitz and Arnson
                           Tower at Erieview, Ste. 2600
                           Cleveland, Ohio 44114
                           Attn: Bennett Yanowitz

If to the Buyer:           Integrated Health Services, Inc.
                           10065 Red Run Boulevard
                           Owings Mills, MD 21117
                           Attn:    Elizabeth B. Kelly, Executive Vice-President
                           cc:      Marshall A. Elkins, General Counsel

with a copy to:            Michael S. Blass, Esq.
                           Blass & Driggs, Esqs.
                           461 Fifth Avenue, 19th Floor
                           New York, NY 10017

     15.7 WAIVER, DISCHARGE, ETC. This Agreement shall not be released, discharged, abandoned, changed or modified in any manner, except by an instrument in writing executed by or on behalf of each of the parties hereto by their duly authorized officer or representative. The failure of any party to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to be a waiver of any other or subsequent breach.

     15.8 RIGHTS OF PERSONS NOT PARTIES. Nothing contained in this Agreement shall be deemed to create rights in persons not parties hereto, other than the successors and proper assigns of the parties hereto.

     15.9 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio, disregarding any rules relating to the choice or conflict of laws.

     15.10 AMENDMENTS, SUPPLEMENTS, ETC. At any time before or after the execution and delivery of this Agreement by the parties hereto, this Agreement may be amended or supplemented by additional agreements, articles or certificates, as may be mutually determined by the parties to be necessary, appropriate or desirable to further the purposes of this Agreement, to clarify the intention of the parties, or to add to or to modify the covenants, terms or conditions hereof or thereof. The parties hereto shall make such technical changes to this Agreement, not inconsistent with the purposes hereof, as may be required to effect or facilitate any governmental approval or acceptance of this Agreement or to effect or facilitate any filing or recording required for the consummation of any portion of the transactions contemplated hereby. This Agreement may not be amended except by an instrument in writing signed by each of the parties.

     15.11 SEVERABILITY. Any provision, or distinguishable portion of any provision, of this Agreement which is determined in any judicial or administrative proceeding to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. It is the intention of the parties that if any provision of Section 12.7 shall be determined to be overly broad in any respect, then it should be enforceable to the maximum extent permissible under the law. To the extent permitted by applicable law, the parties waive any provision of law which renders a provision hereof prohibited or unenforceable in any respect.

     15.12 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed an original, and all of which shall together constitute one and the same instrument.

     15.13 PUBLIC ANNOUNCEMENTS. Any general public announcements or similar media publicity with respect to this Agreement or the transactions contemplated herein shall be at such time and in such manner as Buyer shall determine; provided that nothing herein shall prevent either party, upon as much prior notice as shall be possible under the circumstances to the other, from making such written announcements as such party's counsel may consider advisable in order to satisfy the party's legal and contractual obligations in such regard.

     15.14 ARBITRATION. Any dispute or controversy between any of the parties hereto pertaining to the performance or interpretation of this Agreement shall be settled by binding arbitration pursuant to the rules of the American Arbitration Association. The cost of such proceeding shall be shared equally by all parties thereto, and each such party shall bear its own costs incurred as a result of its participation in any such arbitration.

     15.15 NO CONTRIBUTION OR INDEMNITY. After the Closing the Seller shall not have any right of contribution or indemnity from the Company and no right of subrogation to proceed against the Company with respect to any liability for representations, warranties and covenants made by Seller or the Company pursuant to this Agreement or otherwise.

                             [SIGNATURES TO FOLLOW]

     IN WITNESS WHEREOF, each of the parties hereto and in the capacity indicated below has executed this Agreement as of the day and year first above written.

                                          COMPANY:
                                          PARAGON REHABILITATIVE
                                          SERVICES, INC.

                                          By:
                                             -----------------------------------
                                                   Phillip Slive, President


                                          SELLER:

                                          --------------------------------------
                                          PHILLIP SLIVE

                                          BUYER:
                                          INTEGRATED HEALTH SERVICES, INC.

                                          By:
                                             -----------------------------------
                                          Executive Vice President
                                          Corporate Development

                                          NEWCO:
                                          IHS ACQUISITION XXXIV, INC.

                                          By:
                                             -----------------------------------
                                          Executive Vice President



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